Filed pursuant to Rule 424(b)(5)
Registration File No. 333-268549

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 23, 2022)

Maximum of 19,329,859 Shares in Primary Offering

Maximum of 5,975,410 Shares Pursuant to Dividend Reinvestment Plan

6.00% Series F Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

We are offering a maximum of 19,329,859 shares of our 6.00% Series F Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series F Preferred Stock”), on a “reasonable best efforts” basis through our affiliated dealer manager, Gladstone Securities, LLC (“Gladstone Securities”) pursuant to a Dealer Manager Agreement, as amended from time to time (the “Dealer Manager Agreement”), at a public offering price of $25.00 per share, and up to 5,975,410 shares of Series F Preferred Stock pursuant to a dividend reinvestment plan at a price of $22.75 per share to those holders of the Series F Preferred Stock who participate in such dividend reinvestment plan. We reserve the right to reallocate shares between the primary offering and the offering pursuant to the dividend reinvestment plan in our sole discretion. This prospectus supplement supersedes and replaces the prospectus supplement dated February 20, 2020 (the “Prior Prospectus Supplement”), pursuant to which we offered a maximum of 20,000,000 shares of Series F Preferred Stock in a primary offering and up to 6,000,000 shares of Series F Preferred Stock pursuant to a dividend reinvestment plan. As of the date of this prospectus supplement, 670,141 shares of Series F Preferred Stock were sold in the primary offering under the Prior Prospectus Supplement and 24,590 shares of Series F Preferred Stock were sold pursuant to the dividend reinvestment plan under the Prior Prospectus Supplement.

The primary offering of the Series F Preferred Stock under this prospectus supplement will terminate on the date (the “Termination Date”) that is the earlier of (1) June 1, 2025 (unless earlier terminated or extended by our Board of Directors) and (2) the date on which all shares of Series F Preferred Stock offered in the primary offering are sold. The offering period for the dividend reinvestment plan under this prospectus supplement will terminate on the earlier of (1) the issuance of all shares of Series F Preferred Stock under the dividend reinvestment plan and (2) the listing of the Series F Preferred Stock on the Nasdaq Global Select Market (“Nasdaq”) or another national securities exchange.

We intend to pay monthly cash dividends on the Series F Preferred Stock at an annual rate of 6.00% of the $25.00 liquidation preference, or $1.50 per share per year. Subject to certain limitations, holders of the Series F Preferred Stock will have the option to tender their shares of Series F Preferred Stock for redemption for cash commencing on the date of original issuance (or, if after the date of original issuance our Board of Directors suspends the redemption program of the holders of the Series F Preferred Stock, on the date our Board of Directors reinstates such program) following the tenth calendar day of such holder’s request that we redeem shares of the Series F Preferred Stock, or if such tenth calendar day is not a business day, on the next succeeding business day, and terminating on the earlier of the date upon which our Board of Directors, by resolution, suspends or terminates the optional redemption right of the holders of Series F Preferred Stock or the date on which the Series F Preferred Stock is listed on Nasdaq or another national securities exchange. The redemption price per share of Series F Preferred Stock will be equal to $22.50 in cash with no annual limit; provided, that our obligation to redeem shares at the option of a Series F Preferred Stockholder is limited to the extent that our Board of Directors determines, in its sole and absolute discretion, that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption. Our obligation to redeem shares at the option of a Series F Preferred Stockholder is further limited to the extent our Board of Directors suspends or terminates the optional redemption right after delivery of a holder’s request that we redeem shares but prior to the corresponding redemption date. Our Board of Directors may suspend or terminate the optional redemption right of holders of Series F Preferred Stock at any time, for any reason or no reason, in its sole and absolute discretion.

Except in limited circumstances to preserve our status as a real estate investment trust (“REIT”), we, at our option, may not redeem shares of the Series F Preferred Stock prior to the later of (1) the one year anniversary of the Termination Date and (2) June 1, 2024. After such date, we may, at our sole option, redeem the shares at a redemption price of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but excluding, the date of redemption.

The Series F Preferred Stock will rank pari passu with our 6.625% Series E Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”) and our 6.00% Series G Cumulative Term Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”), and senior to our common stock with respect to payment of dividends and distribution of amounts on liquidation, dissolution and winding up. Holders of the Series F Preferred Stock generally will have no voting rights.

There is currently no public market for shares of the Series F Preferred Stock. We intend to apply to list the Series F Preferred Stock on Nasdaq or another national securities exchange within one calendar year of the Termination Date, however, there can be no assurance that a listing will be achieved in such timeframe, or at all. We do not expect a public market to develop before the shares are listed on Nasdaq or another national securities exchange, if at all.

We believe that we qualify, and have elected to be taxed as, a REIT for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 9.8% of the outstanding shares of our capital stock by any person. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Restrictions on Ownership and Transfer” in the accompanying prospectus for more information about these restrictions.

Investing in shares of the Series F Preferred Stock involves substantial risks that are described in the “Risk Factors” sections beginning on page S-9 of this prospectus supplement and on page 5 of the accompanying prospectus and discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, and other reports and information that we file from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Maximum Offering(1)
Public offering price(2)	$25.00	$483,246,475
Public offering price, dividend reinvestment plan(2)	$22.75	$135,940,577.50
Selling commissions(3)(4)	$1.50	$28,994,788.50
Dealer manager fee(3)(4)	$0.75	$14,497,394.25
Proceeds, before expenses, to us	$22.75	$574,694,869.75

(1)	Assumes that all shares of Series F Preferred Stock offered in the primary offering and pursuant to the dividend reinvestment plan are sold.
(2)	We reserve the right to reallocate shares of the Series F Preferred Stock between the primary offering and the dividend reinvestment plan.
(3)

The maximum selling commissions and the dealer manager fee will equal 6.0% and 3.0%, respectively, of aggregate gross proceeds in the primary offering. Each is payable to our dealer manager. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and to broker-dealers that are members of the Financial Industry Regulatory Authority (“FINRA”) and authorized by our dealer manager to sell shares of the Series F Preferred Stock, which we refer to as participating broker-dealers. The value of such items will be considered underwriting compensation in connection with the offering, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The combined selling commissions, dealer manager fee and such non-cash compensation will not exceed 10.0% of the aggregate gross proceeds of this offering, which is referred to as FINRA’s 10.0% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10.0% cap if the offering is terminated prior to obtaining the maximum offering proceeds. See “Plan of Distribution” in this prospectus supplement. The selling commissions and the dealer manager fee may be reduced or eliminated with regard to Shares sold to or for the account of certain categories of purchasers. No selling commissions or dealer manager fee will be paid on shares sold under the dividend reinvestment plan. See “Plan of Distribution” in this prospectus supplement.

(4)

Our dealer manager may reallow all or a portion of its selling commissions attributable to participating broker-dealers. In addition, our dealer manager also may reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a non-accountable marketing or due diligence allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion.

The dealer manager is not required to sell any specific number of shares or dollar amount of Series F Preferred Stock, but will use its “reasonable best efforts” to sell the shares offered. There will be a minimum permitted purchase of $5,000, or 200 shares of the Series F Preferred Stock, but purchases of less than $5,000 may be made in our discretion in consultation with our dealer manager. We may terminate this offering at any time, or may offer pursuant to a new registration statement, including a follow-on registration statement.

We will sell shares of the Series F Preferred Stock through Depository Trust Company (“DTC”) settlement (“DTC Settlement”) or, under special circumstances, through Direct Registration System settlement (“DRS Settlement”). See “Plan of Distribution” in this prospectus supplement for a description of these settlement methods.

Gladstone Securities, LLC

as Dealer Manager

The date of this prospectus supplement is February 9, 2023

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is presented in two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering of Series F Preferred Stock and certain other matters relating to us. The second part, the accompanying prospectus, contains more general information, some of which does not apply to this offering, regarding securities that we may offer from time to time. To the extent that the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents that we previously filed with the SEC, the information in this prospectus supplement will supersede such information.

This prospectus supplement is part of a registration statement on Form S-3 (Registration No. 333-268549) that we have filed with the SEC relating to the securities offered hereby. This prospectus supplement does not contain all of the information that we have included in the registration statement and the accompanying exhibits and schedules thereto in accordance with the rules and regulations of the SEC, and we refer you to such omitted information. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

The distribution of this prospectus supplement and the accompanying prospectus and this offering of the securities may be restricted by law in certain jurisdictions. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy shares of our Series F Preferred Stock in any jurisdiction where such offer or any sale would be unlawful. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves of and observe any such restrictions.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in this prospectus supplement, the accompanying prospectus, and any information incorporated by reference herein. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any information incorporated by reference herein. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement or the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold on a later date.

The shares of Series F Preferred Stock do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Also, documents we subsequently file with the SEC and incorporate by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements. We intend such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future performance and financial condition, results of operations and funds from operations (“FFO”), our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “provided,” “will,” “could,” “should,” “would,” “growth,” “if,” “possible,” “potential,” “likely” and variations of these words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements will contain these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	future re-leasing efforts;

•	our business and financing strategy;

•	effects of public health emergencies and pandemics on our business, results of operations, liquidity and financial condition.

•	our ability to continue to implement our business plan;

•	pending and future transactions;

•	our projected operating results and anticipated acquisitions;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition and our ability to compete effectively;

•	future market and industry trends;

•	future interest and insurance rates;

•	estimates of our future operating expenses, including payments to our Adviser (as defined herein) under the terms of our Advisory Agreement (as defined herein);

•	the impact of technology on our operations and business, including the risk of cyber-attacks, cyber-liability or potential liability for breaches of our privacy or information security systems;

•	projected cash requirements, including capital expenditures; and

•

ability to raise proceeds from this offering, use of the proceeds of this offering, availability of our Credit Facility (as defined below), mortgage notes payable, future stock offerings and other future capital resources, if any.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently available to us. Forward-looking statements involve inherent

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uncertainty and may ultimately prove to be incorrect or false. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	general volatility of the capital markets and the market price of our common and preferred stock;

•	inflation, rising interest rates and recessionary conditions;

•	failure to maintain our qualification as a REIT and in the risk of changing laws that affect REITs;

•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in our business strategy;

•	the adequacy of our cash reserves and working capital;

•	our failure to successfully integrate and operate acquired properties and operations;

•	defaults upon, early termination of or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	the degree and nature of our competition, including other real estate investment companies;

•

availability, terms and deployment of capital, including the ability to maintain and borrow under our $125.0 million unsecured revolving credit facility, $160.0 million term loan facility, $60.0 million term loan facility and $150.0 million term loan facility (together, the “Credit Facility”), arrange for long-term mortgages on our properties, secure additional long-term lines of credit and raise equity capital;

•	our Adviser’s ability to identify, hire and retain highly-qualified personnel;

•	changes in our industry or the general economy;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in governmental regulations, tax rates and similar matters;

•	the national and global political environment, including foreign relations and trading policies;

•	the impact of health emergencies and pandemics, including the COVID-19 pandemic, on the economy and the capital markets, which may precipitate or exacerbate other risks and/or uncertainties;

•	environmental uncertainties and risks related to natural disasters; and

•

the loss of any of our key officers, such as Mr. David Gladstone, our chairman and chief executive officer, Mr. Terry Lee Brubaker, our vice chairman and chief operating officer, Mr. Arthur “Buzz” Cooper, our president, or Mr. Gary Gerson, our chief financial officer.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” incorporated by reference herein and therein from our Annual Report on Form 10-K for the year ended December 31, 2021, and other reports and information that we file with the SEC from time to time. New factors may also emerge from time to time that could materially and adversely affect us.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that may be important to you in deciding whether to invest in shares of our Series F Preferred Stock. To understand this offering fully prior to making an investment decision, you should carefully read this prospectus supplement, including the “Risk Factors” sections beginning on page S-9 of this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2021, and other reports and information that we file with the SEC from time to time, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, including the financial statements and notes to those financial statements.

Unless the context otherwise requires or indicates, each reference in this prospectus supplement and the accompanying prospectus to (i) “we,” “our,” “us” and the “Company” means Gladstone Commercial Corporation, a Maryland corporation, and its consolidated subsidiaries, (ii) “Operating Partnership” means Gladstone Commercial Limited Partnership, a wholly-owned, consolidated subsidiary of the Company and a Delaware limited partnership, (iii) “Adviser” means Gladstone Management Corporation, the external adviser of the Company and a Delaware corporation, and (iv) “Administrator” means Gladstone Administration, LLC, the external administrator of the Company and a Delaware limited liability company. The term “you” refers to a prospective investor.

The Company

We are an externally-advised REIT that was incorporated under the General Corporation Law of the State of Maryland on February 14, 2003. We have elected to be taxed as a REIT for federal income tax purposes. We focus on acquiring, owning, and managing primarily office and industrial properties. On a selective basis, we may make long term industrial and commercial mortgage loans; however, we do not have any mortgage loans currently outstanding. Our shares of common stock, par value $0.001 per share, Series E Preferred Stock and Series G Preferred Stock trade on Nasdaq under the trading symbols “GOOD,” “GOODN” and “GOODO,” respectively. Our senior common stock, par value $0.001 per share, is not traded on any exchange or automated quotation system.

Our properties are geographically diversified and our tenants cover a broad cross section of business sectors and range in size from small to very large private and public companies, many of which are corporations that do not have publicly-rated debt. We have historically entered into, and intend in the future to enter into, purchase agreements for real estate having triple net leases with terms of approximately 7 to 15 years and built-in rental rate increases. Under a triple net lease, the tenant is required to pay all operating, maintenance and insurance costs and real estate taxes with respect to the leased property. We actively communicate with buyout funds, real estate brokers and other third parties to locate properties for potential acquisition or to provide mortgage financing in an effort to build our portfolio. We target secondary growth markets that possess favorable economic growth trends, diversified industries, and growing population and employment. As of the date of this prospectus supplement, we owned 137 properties located in 27 states that contain approximately 17.2 million rentable square feet and our occupancy rate was 95.9%.

We conduct substantially all of our business activities through an Umbrella Partnership Real Estate Investment Trust structure, by which all of our properties are held, directly or indirectly, by Gladstone Commercial Limited Partnership (the “Operating Partnership”). We control the sole general partner of the Operating Partnership and currently own, directly or indirectly, approximately 99.0% of the common units of limited partnership interest in the Operating Partnership (“OP Units”). We have in the past issued, and may in the future issue, OP Units in connection with the acquisition of commercial real estate, and thereby potentially expand the number of limited partners of the Operating Partnership. Limited partners who hold limited partnership units in our Operating Partnership for at least one year will generally be entitled to cause us to redeem these units for cash or, at our election, shares of our common stock on a one-for-one basis.

Our Adviser is an affiliate of ours and a registered investment adviser under the Investment Advisers Act of 1940, as amended. Our Adviser is responsible for managing our business on a daily basis and identifying and making acquisitions and dispositions that it believes satisfy our investment criteria.

Our executive offices are located at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102, and our telephone number is (703) 287-5800. Our website address is www.GladstoneCommercial.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus or incorporated into any other filings that we make with the SEC.

The Offering

Issuer	Gladstone Commercial Corporation

Securities Offered	Maximum of 25,305,269 shares of Series F Preferred Stock, consisting of a primary offering of up to 19,329,859 shares of Series F Preferred Stock through our dealer manager on a “reasonable best efforts” basis and up to 5,975,410 shares of our Series F Preferred Stock to be issued pursuant to the dividend reinvestment plan.

As of the date of this prospectus supplement, 670,141 shares of Series F Preferred Stock were sold in the primary offering under the Prior Prospectus Supplement and 24,590 shares of Series F Preferred Stock were sold pursuant to the dividend reinvestment plan under the Prior Prospectus Supplement.

Series F Preferred Stock to be Outstanding after the Offering	26,000,000 shares of Series F Preferred Stock, assuming the maximum offering of 19,329,859 shares of Series F Preferred Stock in the primary offering and 5,975,410 shares of Series F Preferred Stock issued pursuant to the dividend reinvestment plan.

Term of the Offerings	The offering of the Series F Preferred Stock will terminate on the date (the “Termination Date”) that is the earlier of (1) June 1, 2025 (unless earlier terminated or extended by our Board of Directors) or (2) the date on which all shares offered in the primary offering are sold. We anticipate having a bi-monthly closing cycle for the offering, with closings occurring on or about the first and third Thursday of each calendar month.

The offering period for the dividend reinvestment plan may extend beyond the Termination Date and will terminate on the earlier of (1) the issuance of all shares of Series F Preferred Stock under the dividend reinvestment plan and (2) the listing of the Series F Preferred Stock on Nasdaq or another national securities exchange.

We reserve the right to terminate the primary offering and the offering pursuant to the dividend reinvestment plan at any time in our sole discretion.

Minimum Investment	There will be a minimum permitted purchase of $5,000, or 200 shares of the Series F Preferred Stock, but purchases of less than $5,000 may be made in our discretion in consultation with our dealer manager.

Estimated Use of Proceeds	Assuming that (1) we sell all 19,329,859 shares offered in the offering and (2) issue no shares pursuant to the dividend reinvestment plan, we estimate that our net proceeds from this offering will be approximately $427.7 million after deducting estimated offering expenses, including the maximum selling commissions and the dealer manager fee, payable by us of approximately $55.6 million. We intend to use the proceeds from this offering to repay existing indebtedness, fund future acquisitions and for other general corporate purposes. See “Estimated Use of Proceeds.”

Dividends	Holders of Series F Preferred Stock will be entitled to preferential cumulative cash dividends on the Series F Preferred Stock at a rate of 6.00% per annum of the $25.00 per share liquidation preference (equivalent to $1.50 per annum per share). When, as and if authorized by our Board of Directors and declared by us, dividends on the Series F Preferred Stock will be payable monthly in arrears, on or about the fifth day of each month for dividends accrued the previous month or such later date as our Board of Directors may designate.

Dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. If a share of the Series F Preferred Stock is issued prior to the record date for a dividend period in which such share is issued, dividends on such share will accrue and be cumulative from (but excluding) the last day of the most recent dividend period for which dividends have been paid or, if no dividends have been paid, from the date of issuance. If a share of the Series F Preferred Stock is issued after the record date for the dividend period in which such share is issued, dividends on such share will accrue and be cumulative from the beginning of the first dividend period commencing after its issuance.

Dividends on the Series F Preferred Stock will accrue whether or not (1) the payment of such dividends is restricted by law or any agreement to which we are a party, (2) we have earnings, (3) there are funds legally available for the payment of such dividends and (4) such dividends are authorized and declared. Accrued dividends on the Series F Preferred Stock will not bear interest. Our Board of Directors will have ultimate discretion to determine the amount and timing of these distributions.

Ranking	The Series F Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•

senior to all classes or series of our common stock and any future class or series of our capital stock expressly designated as ranking junior to the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

•

on parity with the Series E Preferred Stock and Series G Preferred Stock and any future class or series of our capital stock expressly designated as ranking on parity with the Series F Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up;

•

junior to any future class or series of our capital stock expressly designated as ranking senior to the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up, none of which exists on the date hereof; and

•	junior to all of our existing and future indebtedness.

Dividend Reinvestment Plan	We are offering up to 5,975,410 shares of Series F Preferred Stock under the dividend reinvestment plan, which are not included in the 19,329,859 shares being sold in the primary offering. Each registered holder of at least one full share of Series F Preferred Stock will be automatically enrolled in our dividend reinvestment plan by Computershare, Inc. (the “Transfer Agent”), the dividend reinvestment plan agent, unless the stockholder opts out of the dividend reinvestment plan. Accordingly, if our Board of Directors authorizes, and we declare in accordance with the method set out by the Transfer Agent, a cash dividend, then we will automatically issue shares of Series F Preferred Stock to holders of Series F Preferred Stock in lieu of paying the dividend to such holders in cash. The number of additional shares of Series F Preferred Stock to be credited to each participant’s account will be determined by dividing the dollar amount of the distribution by $22.75.

Holders of Series F Preferred Stock who receive distributions in the form of additional shares of Series F Preferred Stock are nonetheless required to pay applicable federal, state or local taxes on the reinvested distribution but will not receive a corresponding cash distribution with which to pay any applicable tax. Holders of shares of Series F Preferred Stock who opt out of participation in the dividend reinvestment plan (including those holders whose shares are held through a broker or other nominee who has opted out of participation in the dividend reinvestment plan) generally will receive all distributions in cash.

See “Dividend Reinvestment Plan” in this prospectus supplement for additional information regarding the dividend reinvestment plan.

Redemption at the Option of Stockholders	Optional Redemption upon Death. Subject to certain conditions, including the limitations described under “Description of the Series F Preferred Stock—Redemption by Stockholders—Stockholder Redemption Option”, commencing on the date of original issuance and terminating upon the listing of the Series F Preferred Stock on Nasdaq or another national securities exchange, shares of Series F Preferred Stock held by a natural person upon his or her death may be redeemed at the written request of the holder’s estate for a cash payment of $25.00 per share of Series F Preferred Stock following the tenth calendar day of such estate’s request that we redeem shares of the Series F Preferred Stock, or, if such tenth calendar day is not a business day, on the next succeeding business day (each such date, a “Death Redemption Date”).

Stockholder Redemption Option. Subject to the limitations described under “Description of the Series F Preferred Stock—Redemption by Stockholders—Stockholder Redemption Option,” and subject to the notice and other requirements described under “—Redemption Procedures,” commencing on the date of original issuance, following the tenth calendar day of such holder’s request that we redeem shares of the Series F Preferred Stock (a “Stockholder Redemption Notice”), or, if such tenth calendar day is not a business day, on the next succeeding business day, and terminating on the earlier to occur of (1) the date upon which our Board of Directors, by resolution, suspends or terminates the optional redemption right of the holders of Series F Preferred Stock and (2) the date on which shares of the Series F Preferred Stock are listed on Nasdaq or another national securities exchange. Holders of the Series F Preferred Stock may, at their option, tender any or all of their shares of Series F Preferred Stock for redemption for a cash payment of $22.50 per share of Series F Preferred Stock (each such date, a “Stockholder Redemption Date”). We may suspend or terminate the redemption program at any time in our sole and absolute discretion. The maximum dollar amount that we will make available each calendar year to redeem shares of Series F Preferred Stock will not be subject to an annual limit; provided, that our obligation to redeem shares at the option of a Series F Preferred Stockholder is limited to the extent that our Board of Directors determines, in its sole and absolute discretion, that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption. Our obligation to redeem shares at the option of a Series F Preferred Stockholder is further limited to the extent our Board of Directors suspends or terminates the optional redemption right after delivery of a Stockholder Redemption Notice but prior to the corresponding Stockholder Redemption Date, which the Board of Directors may do at any time, for any reason or no reason, in its absolute and sole discretion.

Optional Redemption by the Company	Except in limited circumstances relating to our continuing qualification as a REIT, we may not redeem the Series F Preferred Stock prior to the later of (1) the one-year anniversary of the Termination Date and (2) June 1, 2024. On and after the later of (1) the one-year anniversary of the Termination Date and (2) June 1, 2024, we may, at our option, redeem the Series F Preferred Stock, in whole or in part, at any time or from time to time, by payment of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to but excluding the date of redemption.

Liquidation Preference	Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment will be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series F Preferred Stock, the holders of shares of Series F Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to $25.00 per share, plus an amount equal to any accumulated but unpaid dividends.

No Maturity, Sinking Fund or Mandatory Redemption	The Series F Preferred Stock has no stated maturity date, is not subject to any sinking fund, and except as described in “Description of the Series F Preferred Stock—Redemption by Stockholders—Optional Redemption Following Death of a Holder,” is not subject to mandatory redemption. We are not required to set aside funds to redeem the Series F Preferred Stock. Accordingly, shares of the Series F Preferred Stock may remain outstanding indefinitely unless and until we decide to redeem the shares at our option or holders elect to cause us to redeem their shares under the permitted circumstances described in this prospectus supplement.

Voting Rights	Holders of the Series F Preferred Stock generally have no voting rights. However, if dividends on any shares of the Series F Preferred Stock are in arrears for 18 or more consecutive months, then holders of the Series F Preferred Stock (voting together with holders of the Series E Preferred Stock and Series G Preferred Stock and any other class of our capital stock ranking on parity with the Series F Preferred Stock with respect to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional directors to serve on our Board of Directors until such dividend arrearage shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment. Further, we may not amend, alter or repeal our charter, whether by merger, consolidation or otherwise, in a manner that would materially and adversely affect the rights, preferences, privileges or voting power of the Series F Preferred Stock without the affirmative vote of the holders of at least two-thirds of the shares of Series F Preferred Stock then outstanding.

U.S. Federal Income Taxes	Prospective investors are urged to consult their own tax advisors regarding these matters in light of their personal investment circumstances.

Listing	There is currently no public market for shares of Series F Preferred Stock. We intend to apply to list the Series F Preferred Stock on Nasdaq or another national securities exchange within one calendar year of the Termination Date, however, there can be no assurance that a listing will be achieved in such timeframe, or at all. We do not expect a public market to develop before the shares are listed on Nasdaq or another national securities exchange, if at all.

Covered Security

The term “covered security” applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it is equal to or greater than the seniority of other securities from the same issuer that are listed on a national exchange, such as Nasdaq. The Series F Preferred Stock is a covered security because it is senior to our common stock and equal in seniority to the Series E Preferred Stock and Series G Preferred Stock, each of which is listed on Nasdaq, and therefore the Series F Preferred Stock is exempt from state registration and qualification.

There are several advantages to both issuers and investors of a non-traded security being deemed a covered security. These include:

•

More Investors—Covered securities can be purchased by a broader range of investors than can non-covered securities. Non-covered securities are subject to suitability requirements that vary from state to state. These so-called “Blue Sky” regulations often prohibit the sale of securities to certain investors and may prohibit the sale of securities altogether until a specific volume of sales have been achieved.

•

Issuance Costs—Covered securities may have lower issuance costs since they avoid the expense of dealing with the various regulations of each of the 50 United States (“U.S.”), Washington, D.C., and U.S. territories. This could save time and money and allows issuers of covered securities the flexibility to enter the real estate markets at a time of their choosing. We believe that all investors of the issuer would benefit from any lower issuance costs that may be achieved.

There are several disadvantages to investors of a security being deemed a covered security. These include:

•

Lack of Suitability Standards—Since there are no investor eligibility requirements, there is no prohibition on the sale of the securities to certain investors, including investors for whom the securities may not be a suitable investment.

•	No State Review—Investors will not receive an additional level of review and possible protection afforded by the various state regulators.

RISK FACTORS

An investment in shares of the Series F Preferred Stock involves a high degree of risk. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the factors set forth below, in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2021, and other information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether an investment in shares of the Series F Preferred Stock is suitable for you. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations, FFO, adjusted funds from operations and prospects could be materially and adversely affected, we may not be able to timely pay the dividends accrued on the Series F Preferred Stock, the value of the Series F Preferred Stock could decline and you may lose all or part of your investment. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Forward-Looking Statements” sections in this prospectus supplement and in the accompanying prospectus.

There will initially be no public market for the Series F Preferred Stock as we do not intend to apply for listing on Nasdaq until after the Termination Date, and even after listing, if achieved, a liquid secondary trading market may not develop and the features of the Series F Preferred Stock may not provide you with favorable liquidity options.

There is currently no public market for the Series F Preferred Stock, and we do not intend to apply to list the Series F Preferred Stock on Nasdaq or another national securities exchange or to include these shares for listing on any national securities market until the calendar year following the Termination Date. Until shares of the Series F Preferred Stock are listed on Nasdaq or another national securities exchange, if ever, holders of such shares may be unable to sell them at all or, if they are able to, only at substantial discounts from the liquidation preference. Even if the Series F Preferred Stock is listed on Nasdaq or another national securities exchange within one calendar year of the Termination Date, as anticipated, there is a risk that such shares may be thinly traded, and the market for such shares may be relatively illiquid compared to the market for other types of securities, with the spread between the bid and asked prices considerably greater than the spreads of other securities with comparable terms and features. Additionally, our charter contains restrictions on the ownership and transfer of our securities, including the Series F Preferred Stock, and these restrictions may inhibit your ability to sell the Series F Preferred Stock promptly, or at all. Also, since the Series F Preferred Stock does not have a stated maturity date, you may be forced to hold your Series F Preferred Stock and receive stated dividends on the shares of Series F Preferred Stock when, as and if authorized by our Board of Directors and declared by us with no assurance as to ever receiving the liquidation preference. Therefore, you should purchase shares of the Series F Preferred Stock only as a long-term investment.

The Series F Preferred Stock has not been rated.

We have not sought to have the Series F Preferred Stock rated by any rating agency. Unrated securities are usually valued at a discount to similar, rated securities. As a result, there is a risk that the Series F Preferred Stock may be valued or trade at a price that is lower than the shares might otherwise trade if rated by a rating agency.

It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series F Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series F Preferred Stock, which could adversely impact the market price of the Series F Preferred Stock, or, we may elect to issue other securities for which we may seek to obtain a rating. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on negative outlook or withdrawn entirely at the discretion of the issuing agency if in its judgment circumstances so warrant. If any ratings are assigned to the Series F Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the value of the Series F Preferred Stock or the trading price on any market on which it may trade. It is also possible that the Series F Preferred Stock will never be rated.

Dividend payments on the Series F Preferred Stock are not guaranteed.

Although dividends on the Series F Preferred Stock are cumulative, our Board of Directors must approve the actual payment of the dividends. Our Board of Directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued dividends. Our Board of Directors could elect to suspend dividends for any reason, and may be prohibited from approving dividends in the following instances:

•	poor historical or projected cash flows;

•	the need to make payments on our indebtedness;

•	concluding that payment of distributions on the Series F Preferred Stock would cause us to breach the terms of any indebtedness or other instrument or agreement; or

•	determining that the payment of dividends would violate applicable law regarding unlawful distributions to stockholders.

We operate as a holding company dependent upon the assets and operations of our subsidiaries, and because of our structure, we may not be able to generate the funds necessary to make distributions on the Series F Preferred Stock.

We generally operate as a holding company that conducts its businesses primarily through the Operating Partnership, which in turn is a holding company conducting its business through its subsidiaries. These subsidiaries conduct all of our operations and are our only sources of income. Accordingly, we are dependent on cash flows and payments of funds to us by our subsidiaries as distributions, loans, advances, leases or other payments from our subsidiaries to generate the funds necessary to make distributions or dividends on our securities. Our subsidiaries’ ability to pay such distributions and/or make such loans, advances, leases or other payments may be restricted by, among other things, applicable laws and regulations, current and future debt agreements and management agreements into which our subsidiaries may enter, which may impair our ability to make cash payments on our securities, including the Series F Preferred Stock. In addition, such agreements may prohibit or limit the ability of our subsidiaries to transfer any of their property or assets to us, any of our other subsidiaries or third parties. Our future indebtedness or our subsidiaries’ future indebtedness may also include restrictions with similar effects.

In addition, because we are a holding company, stockholders’ claims will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of the Operating Partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, claims of holders of the Series F Preferred Stock will be satisfied only after all of our and the Operating Partnership’s and its subsidiaries’ liabilities and obligations have been paid in full.

We will be required to terminate this offering if all of our common stock, Series E Preferred Stock and Series G Preferred Stock are no longer listed on Nasdaq or another national securities exchange.

The Series F Preferred Stock is a “covered security” and therefore is not subject to registration under the state securities, or “Blue Sky,” regulations in the various states in which it may be sold due to its seniority to our common stock, which is listed on Nasdaq. If all of our common stock, the Series E Preferred Stock and the Series G Preferred Stock are no longer listed on Nasdaq or another national securities exchange, we will be required to register this offering in any state in which we offer shares of the Series F Preferred Stock. This would effectively require the termination of this offering and could result in our raising an amount of gross proceeds that is substantially less than the amount of the gross proceeds we expect to raise if the maximum offering is sold. This would reduce our ability to make additional investments and limit the diversification of our portfolio.

The Series F Preferred Stock will bear a risk of redemption by us.

Except in limited circumstances relating to our continuing qualification as a REIT, we, at our option, may not redeem shares of the Series F Preferred Stock prior to the later of (1) the first anniversary of the Termination Date and (2) June 1, 2024. However, any such redemptions after such date may occur at a time that is unfavorable to holders of the Series F Preferred Stock. We may have an incentive to redeem the Series F Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at a dividend or interest rate that is lower than the dividend rate on the Series F Preferred Stock. For further information regarding our ability to redeem the Series F Preferred Stock, see “Description of the Series F Preferred Stock—Redemption.”

Your option to tender your Series F Preferred Stock for redemption is subject to the continuation of the redemption program and our availability of funds, each in the sole and absolute discretion of our Board of Directors, and may also be limited by law.

Our Board of Directors may terminate or suspend the redemption program at any time for any reason in its sole and absolute discretion. Therefore, our obligation to redeem shares at the option of a Series F Preferred Stockholder is limited to the extent our Board of Directors suspends or terminates the optional redemption right for any reason, including after delivery of a Stockholder Redemption Notice but prior to the corresponding Stockholder Redemption Date. Our obligation to redeem shares at the option of a Series F Preferred Stockholder is also limited to the extent that our Board of Directors determines, in its sole and absolute discretion, that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption. If you deliver a request to redeem your shares of Series F Preferred Stock, but our Board of Directors determines we do not have sufficient funds available to fund such redemption (even if there is sufficient funding as determined under applicable law), you may only be able to tender for redemption a portion of your shares or not be able to tender for redemption any of your shares.

Our ability to pay dividends and/or redeem shares of Series F Preferred Stock may be limited by Maryland law and the terms of our debt facilities as well as future agreements we may enter.

Under Maryland law, a corporation may pay dividends and redeem stock as long as, after giving effect to the payment or redemption, the corporation is able to pay its debts as they become due in the usual course of business (the equity solvency test) and its total assets exceed the sum of its total liabilities plus, unless its charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the payment or redemption, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those whose stock is being redeemed (the balance sheet solvency test). If we are insolvent at any time when a redemption of shares of Series F Preferred Stock is desired or required to be made, we may not be able to effect such redemption. Furthermore, the terms of our debt facilities may restrict our ability to redeem shares of our Series F Preferred Stock for cash during an event of default, and we expect to enter agreements in the future that may similarly restrict our ability to redeem in cash in such instances.

The cash distributions you receive may be less frequent or lower in amount than you expect.

Our Board of Directors intends to pay distributions on the Series F Preferred Stock monthly in arrears on or about the fifth day of each month for dividends accrued the previous month (or such later date as our Board of Directors may designate) in an amount equal to $1.50 per share per year. However, our Board of Directors has ultimate discretion to determine the amount and timing of these distributions. In making this determination, our Board of Directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you that we will consistently be able to generate sufficient available cash flow to fund distributions on the Series F Preferred Stock at the stated dividend rate nor can we assure you that sufficient cash will be available to make distributions to you. We cannot predict the amount of distributions you may receive and we may be unable to pay distributions over time. Our inability to acquire additional properties or make real estate-related investments or operate profitably may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions on the Series F Preferred Stock.

If you elect to exercise the Stockholder Redemption Option, the cash payment that you receive as a result of your option redemption will be a substantial discount to the price that you paid for the shares of Series F Preferred Stock in this offering.

The cash payment that stockholders who elect to exercise their Stockholder Redemption Option (and therefore cause us to redeem their shares of Series F Preferred Stock) will receive is $22.50 per share, which is a 10% discount to the price of $25.00 per share paid for such stockholder’s shares of Series F Preferred Stock in this offering. Exercising the Stockholder Redemption Option could cause you to lose a substantial portion of your investment.

Upon the sale of any individual property, holders of Series F Preferred Stock do not have a right to receive funds and do not have a priority over holders of our common stock regarding return of capital.

Holders of the Series F Preferred Stock do not have a right to receive a return of capital prior to holders of our common stock upon the individual sale of a property in our portfolio. Depending on the price at which such property is sold, it is possible that holders of our common stock will receive a return of capital prior to the holders of the Series F Preferred Stock, provided that any accrued but unpaid dividends have been paid in full to holders of Series F Preferred Stock. It is also possible that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series F Preferred Stock receive a return of their capital.

Your percentage of ownership may become diluted if we incur additional debt or issue new shares of stock or other securities, and incurrence of indebtedness and issuances of additional preferred stock or other securities by us may further subordinate the rights of the holders of our common stock.

As of September 30, 2022, our total long-term indebtedness was approximately $741.8 million (excluding Series E Preferred Stock and Series G Preferred Stock outstanding, which are both considered mezzanine equity), and we may incur significant additional debt in the future. Our stockholders, including the holders of shares of Series F Preferred Stock, will be subordinate to all of our existing and future debt and liabilities and will be structurally subordinate to the debt and liabilities of our subsidiaries. Our future debt may include restrictions on our ability to pay dividends to preferred stockholders in the event of a default under the debt facilities or under other circumstances. None of the provisions relating to the Series F Preferred Stock relate to or limit our indebtedness or afford the holders of shares of Series F Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of shares of Series F Preferred Stock.

Our Board of Directors is authorized, without stockholder approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of additional preferred stock (including equity or debt securities convertible into preferred stock), options, warrants and other rights, on such terms and for such consideration as our Board of Directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our stockholders. Our Board of Directors may, in its sole discretion, authorize us to issue common stock or other equity or debt securities to persons from whom we purchase property, as part or all of the purchase price of the property. Our Board of Directors, in its sole discretion, may determine the value of any common stock or other equity or debt securities issued in consideration of property acquired or services provided, or to be provided, to us.

Our charter also authorizes our Board of Directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock in addition to the Series F Preferred Stock (including equity or debt securities convertible into preferred stock) and to set or change the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each class or series of shares so issued. We may also issue shares of our common stock pursuant to our at-the-market sale programs and we may issue other classes of capital stock pursuant to similar programs in the future. If any additional preferred stock is publicly offered, the terms and conditions of such preferred stock (including any equity or debt securities convertible into preferred stock) will be set forth in a registration statement registering the issuance of such preferred stock or equity or debt securities convertible into preferred stock. Because our Board of Directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or the Series F Preferred Stock. If we ever create and issue additional preferred stock or equity or debt securities convertible into preferred stock with a distribution preference over common stock or the Series F Preferred Stock, payment of any distribution preferences of such new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock and the Series F Preferred Stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

Stockholders have no rights to buy additional shares of stock or other securities if we issue new shares of stock or other securities. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Any new securities may be listed immediately on Nasdaq or another national securities exchange. Investors purchasing Series F Preferred Stock in this offering who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own. In addition, depending on the terms and pricing of any additional offerings and the value of our investments, you also may experience dilution in the book value and fair market value of, and the amount of distributions paid on, your shares of Series F Preferred Stock.

You will experience dilution in your ownership percentage of Series F Preferred Stock if you do not participate in our dividend reinvestment plan.

All distributions declared in cash payable to stockholders that are participants in our dividend reinvestment plan for our Series F Preferred Stock are automatically reinvested in shares of Series F Preferred Stock. As a result, stockholders that do not participate in our dividend reinvestment plan will experience dilution in their ownership percentage of our Series F Preferred Stock over time.

Our charter contains restrictions upon ownership and transfer of the Series F Preferred Stock, which may impair the ability of holders to acquire the Series F Preferred Stock.

Our charter contains restrictions on ownership and transfer of the Series F Preferred Stock intended to assist us in maintaining our qualification as a REIT for federal income tax purposes. For example, to assist us in qualifying as a REIT, our charter prohibits anyone from owning, or being deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended (the “Code”), more than 9.8% of the outstanding shares of our capital stock. See “Description of the Series F Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus supplement. You should consider these ownership limitations prior to your purchase of shares of the Series F Preferred Stock.

Holders of the Series F Preferred Stock will be subject to inflation risk.

Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in preferred stock or the income from that investment will be worth less in the future. As inflation occurs, the real value of the Series F Preferred Stock and dividends payable on such shares declines.

An investment in the Series F Preferred Stock bears interest rate risk.

The Series F Preferred Stock will pay dividends at a fixed dividend rate. Prices of fixed income investments vary inversely with changes in market yields. The market yields on securities comparable to the Series F Preferred Stock may increase, which could result in a decline in the value or secondary market price of the Series F Preferred Stock. For additional information concerning dividends on the Series F Preferred Stock, see “Description of the Series F Preferred Stock—Dividends” in this prospectus supplement.

Holders of the Series F Preferred Stock will bear reinvestment risk.

Given the potential for redemption of the Series F Preferred Stock at the Company’s option commencing with the first anniversary of the Termination Date, holders of such shares may face an increased reinvestment risk, which is the risk that the return on an investment purchased with proceeds from the sale or redemption of the Series F Preferred Stock may be lower than the return previously obtained from the investment in such shares.

Holders of Series F Preferred Stock will have no control over changes in our policies and operations, and have extremely limited voting rights.

Our Board of Directors determines our major policies, including with regard to investment objectives, financing growth, debt capitalization, REIT qualification and distributions. Our Board of Directors may amend or revise these and other policies without a vote of our stockholders.

In addition, the voting rights of holders of the Series F Preferred Stock will be extremely limited. Our common stock is currently the only class or series of our stock carrying full voting rights. Voting rights for holders of Series F Preferred Stock exist primarily with respect to material and adverse changes in the terms of the Series F Preferred Stock and the election of directors upon our failure to pay dividends on the Series F Preferred Stock for 18 or more consecutive months. See “Description of the Series F Preferred Stock—Voting Rights” in this prospectus supplement.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Estimated Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in ways with which you may not agree with or may not otherwise consider appropriate. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business.

Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms.

Delays in investing the net proceeds of this offering may impair our performance. We cannot assure you that we will be able to consummate transactions on properties that meet our investment objectives or that any investment we make will produce a positive return. We may be unable to invest the net proceeds of this offering on acceptable terms within the time period that we anticipate or at all, which could adversely affect our financial condition and operating results.

We have paid, may continue to pay, or may in the future pay, distributions from offering proceeds, borrowings or the sale of assets to the extent our cash flow from operations or earnings are not sufficient to fund declared distributions. Rates of distribution to holders of our common stock and preferred stock will not necessarily be indicative of our operating results. If we make distributions from sources other than our cash flows from operations or earnings, we will have fewer funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source, including the net proceeds from this offering. There is no limit on the amount of offering proceeds we may use to pay distributions. During the early stages of our operations following our IPO in January of 2003, we funded certain of our distributions from the net proceeds of the IPO, borrowings and the sale of assets to the extent distributions exceed our earnings or cash flows from operations. Generally, our policy is to pay distributions from cash flow from operations. However, to date, certain of our distributions have been paid from sources other than cash flows from operations, such as from borrowings and proceeds from equity offerings, and we may continue to pay distributions from such sources as necessary. See “Plan of Distribution.” To the extent we fund distributions from sources other than cash flow from operations, such distributions may constitute a return of capital and we will have fewer funds available for the acquisition of properties and your overall return may be reduced. Further, to the extent distributions exceed our earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder will be required to recognize capital gain.

If the properties we acquire or invest in do not produce the cash flow that we expect in order to meet our REIT minimum distribution requirement, we may decide to borrow funds to meet the REIT minimum distribution requirements, which could adversely affect our overall financial performance.

We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, which may decrease future distributions to stockholders.

Gladstone Securities, the dealer manager in this offering, is our affiliate, and we established the offering price and other terms for the Series F Preferred Stock pursuant to discussions between us and our affiliated dealer manager; as a result, the actual value of your investment may be substantially less than what you pay.

Gladstone Securities is our affiliate and is not, therefore, independent. Thus, the agreement with Gladstone Securities, including fees and expenses payable thereunder, was not negotiated at arm’s-length. The offering price of the Series F Preferred Stock, the selling commissions and the dealer manager fees have been determined pursuant to discussions between us and Gladstone Securities, our affiliated dealer manager, based upon the following primary factors: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the present state of our development; the prevailing conditions of the equity securities markets at the time of this offering; the present state of the market for non-traded REIT securities; and current market valuations of public companies considered comparable to us. Because the offering price and other terms are not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. In addition, Gladstone Securities does not have its own legal counsel and may engage our legal counsel on a limited basis for certain matters related to this offering, which could represent a conflict of interest.

Payment of fees to our Adviser and its affiliates, including our affiliated dealer manager, will reduce the cash available for investment and distribution and will increase the risk that you will not be able to recover the amount of your investment in the shares of Series F Preferred Stock.

Our Adviser and its affiliates, including our affiliated dealer manager, perform services for us in connection with the distribution of our shares, the selection and acquisition of our investments, and the management of our assets. We pay our Adviser and our dealer manager fees for these services, which will reduce the amount of cash available for investments or distributions to our stockholders. Among other things, the proceeds received from the sale of Series F Preferred Stock in this offering may be included in the calculation of the Base Management Fee (as defined in the Advisory Agreement) that our Adviser may be entitled to pursuant to the Advisory Agreement and therefore will likely increase the fees payable to our Adviser. In addition, in April 2017, we entered into an agreement with our dealer manager to assist us with arranging financing for our properties. In the event that we place mortgages on properties in our portfolio, we may engage our dealer manager to arrange such mortgages and our dealer manager would receive fees for such services pursuant to the agreement. The fees we pay to our Adviser and its affiliates decrease the value of our portfolio and, in the event of our liquidation, dissolution or winding up, that holders of the Series F Preferred Stock may receive distributions in an amount less than the liquidation preference.

We may have conflicts of interest with our affiliates, which could result in investment decisions that are not in the best interests of our stockholders.

There are potential conflicts of interest between our interests and the interests of our affiliates, including conflicts arising out of allocation of personnel to our activities, or the allocation of investment opportunities between us and investment vehicles affiliated with our affiliates. Examples of these potential conflicts of interest include:

•	Competition for the time and services of personnel that work for our Adviser and its affiliates;

•

The possibility that our officers and their respective affiliates, including our Adviser and Gladstone Securities, will face conflicts of interest, and that such conflicts may not be resolved in our favor, thus potentially limiting our investment opportunities, impairing our ability to make distributions and adversely affecting the trading price of our stock; and

•

The possibility that the competing demands for the time of our officers may result in them spending insufficient time on our business, which may result in our missing investment opportunities or having less efficient operations, which could reduce our profitability and result in lower distributions to you.

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in this offering, you could be subject to liability and civil or criminal penalties.

Special considerations apply to the purchase of stock by employee benefit plans subject to the fiduciary rules of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including pension or profit sharing plans and entities that hold assets of such ERISA Plans, and plans and accounts that are subject to the prohibited transaction rules of Section 4975 of the Code, including individual retirement accounts and money purchase plans (collectively, “IRAs”), Keogh Plans, and medical savings accounts. If you are investing the assets of any plan, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing the plan, including the plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment, for which no trading market may exist, will not impair the liquidity of the plan;

•	your investment will not produce “unrelated business taxable income” for the plan;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan; and

•	your investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Fiduciaries may be held personally liable under ERISA for losses as a result of failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in our stock constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary of the plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and the imposition of civil and criminal penalties and an IRA investing in the stock may lose its tax exempt status. Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law or other federal law. Such plans should satisfy themselves that the investment satisfies applicable law. We have not, and will not, evaluate whether an investment in our stock is suitable for any particular plan, and nothing in this prospectus supplement or the accompanying prospectus should be considered investment advice offered to a plan. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment under this offering.

ESTIMATED USE OF PROCEEDS

The table below estimates the proceeds raised in this offering assuming (i) that we sell all 19,329,859 shares of Series F Preferred Stock in the offering at the public offering price of $25.00 over the course of five years and (ii) that we do not sell any shares of the Series F Preferred Stock pursuant to the dividend reinvestment plan.

Estimated Proceeds of Offering

	Offering
	Maximum Amount	Percent
Gross offering proceeds	$483,246,475.00	100.00%
Offering expenses:
Selling commissions(1)	$28,994,788.50	6.00%
Dealer manager fee(1)	$14,497,394.25	3.00%
Other offering expenses(2)	$12,081,161.88	2.50%

Estimated net proceeds	$427,673,130.37	88.50%

(1)

Assumes maximum selling commissions equal to 6.0% of gross offering proceeds of the offering and a dealer manager fee of 3.0% of gross offering proceeds of the offering. All or a portion of selling commissions and/or of the dealer manager fee may be reallowed to participating broker-dealers. See the “Plan of Distribution” section of this prospectus supplement for a description of these commissions and fees. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event will such gifts exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The aggregate combined selling commissions, dealer manager fee and such non-cash compensation for the offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is terminated before reaching the maximum amount of offering proceeds. The selling commissions and the dealer manager fee may be reduced or eliminated with regard to shares of Series F Preferred Stock sold to or for the account of certain categories of purchasers. See “Plan of Distribution” in this prospectus supplement.

(2)

Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the Series F Preferred Stock, including expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses (including reimbursements for actual costs incurred for travel, meals and lodging by employees of our Adviser and other affiliates to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by our Adviser or its affiliates), charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the Series F Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The dealer manager will bear any expenses related to due diligence of us by, and any salaries or commissions of, wholesalers and other participating broker dealers or related to contracting with an entity to provide DTC clearing services for the Series F Preferred Stock. We may reimburse the dealer manager or our other affiliates for any other expenses incurred on our behalf in connection with the offering. All organization and offering expenses, including selling commissions, the dealer manager fee and non-cash compensation, are not expected to exceed 11.5% of the aggregate gross proceeds of this offering, though the amount of such expenses may exceed the expected amount.

Assuming the maximum offering, we estimate that we will receive net proceeds from the sale of shares of Series F Preferred Stock in the offering of approximately $427.7 million, after deducting estimated offering expenses, including the maximum selling commissions and the dealer manager fee, payable by us of approximately $55.6 million.

We intend to use the proceeds from this offering to repay existing indebtedness (including a portion of the indebtedness outstanding under our Credit Facility), which, in turn, will be used to fund future acquisitions and for other general corporate purposes. This offering is not contingent upon the closing of any pending acquisitions.

Pending application of any portion of the net proceeds as described above, we may invest such proceeds in interest-bearing accounts and short-term, interest-bearing securities as is consistent with our intention to maintain our qualification as a REIT for federal income tax purposes. Such investments may include, for example, obligations of the Government National Mortgage Association, other government and governmental agency securities, certificates of deposit and interest-bearing bank deposits.

DESCRIPTION OF THE SERIES F PREFERRED STOCK

The following summary of the material terms and provisions of the Series F Preferred Stock does not purport to be complete and is subject to our charter (including the articles supplementary relating to the Series F Preferred Stock offered hereby), and our bylaws, each of which is available from us as described under “Where You Can Find More Information” of this prospectus supplement and is incorporated by reference in this prospectus supplement. This description of the Series F Preferred Stock supplements the description of the general terms and provisions of our securities, including preferred stock, in the accompanying prospectus. You should consult that general description, beginning on page 9 of the accompanying prospectus, for further information.

General

Our authorized capital stock consists of 100,000,000 shares of capital stock, $0.001 par value per share, 62,307,675 of which are classified as common stock, 6,760,000 of which are classified as Series E Preferred Stock, 25,991,439 of which are classified as Series F Preferred Stock, 3,990,886 of which are classified as Series G Preferred Stock, and 950,000 of which are classified as senior common stock. Under our charter, our Board of Directors is authorized to classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of such stock. Our Board of Directors may also, without stockholder approval, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that we have authority to issue.

On February 20, 2020, our Board of Directors reclassified 26,000,000 shares of unissued stock as “6.00% Series F Cumulative Redeemable Preferred Stock”, up to 19,329,859 shares of which are being offering in a primary offering pursuant to this prospectus supplement and up to 5,975,410 shares of which are being offered pursuant to the dividend reinvestment plan under this prospectus supplement. When issued, each share of Series F Preferred Stock will be validly issued, fully paid and nonassessable. As of the date of this prospectus supplement, 670,141 shares of Series F Preferred Stock were sold in the primary offering under the Prior Prospectus Supplement and 24,590 shares of Series F Preferred Stock were sold pursuant to the dividend reinvestment plan under the Prior Prospectus Supplement.

The following summary of the terms and provisions of the Series F Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our charter including the articles supplementary, which supplement our charter by classifying the Series F Preferred Stock. You may obtain a complete copy of the articles supplementary by contacting us. See “Incorporation of Certain Information by Reference” for information on how to contact us.

Dividends

Holders of shares of the Series F Preferred Stock will be entitled to receive, when, as and if authorized by our Board of Directors (or a duly authorized committee of the board) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 6.00% per annum of the liquidation preference of $25.00 per share (equivalent to a fixed annual amount of $1.50 per share). Each registered holder of at least one full share of Series F Preferred Stock will be automatically enrolled in our dividend reinvestment plan by Transfer Agent unless the stockholder opts out of the dividend reinvestment plan. See “Dividend Reinvestment Plan” in this prospectus supplement for additional information regarding the dividend reinvestment plan.

Dividends on shares of the Series F Preferred Stock will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on outstanding shares of the Series F Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid or, if no dividends have been paid, from the date of issuance. Dividends will be payable monthly in arrears, on or about the fifth day of each month for dividends accrued the previous month or such date as our Board of Directors may designate, to holders of record as they appear in our stock records at the close of business on the applicable record date. The record date for each dividend will be designated by our Board of Directors and will be a date that is prior to the dividend payment date. We currently anticipate the record date will be on or about the 25th of each month, but such date is subject to determination by our Board of Directors.

Our Board of Directors will not authorize, and we will not declare, pay or set apart for payment, any dividends on shares of Series F Preferred Stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series F Preferred Stock will accumulate whether or not (1) restrictions exist in respect thereof, (2) we have earnings, (3) there are funds legally available for the payment of such dividends, or (4) our Board of Directors authorizes or we declare such dividends. Accumulated but unpaid dividends on the Series F Preferred Stock will not bear interest, and holders of the Series F Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the Series F Preferred Stock and all shares of capital stock that are equal in rank with Series F Preferred Stock (including shares of the Series E Preferred Stock and Series G Preferred Stock), the amount which we have declared will be allocated ratably to the Series F Preferred Stock and to each series of shares of capital stock equal in rank so that the amount declared for each share of Series F Preferred Stock and for each share of each series of capital stock equal in rank is proportionate to the accrued and unpaid dividends on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series F Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) will be declared and paid or declared and set apart for payment nor will any other distribution be declared and made upon our common stock, or any of our other capital stock ranking junior to or equal with the Series F Preferred Stock as to dividends or upon liquidation, nor will we redeem, purchase, or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of our common stock or any other shares of our capital stock ranking junior to or equal with the Series F Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for any of our capital stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving our qualification as a REIT).

Ranking

The Series F Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•

senior to all classes or series of our common stock and senior common stock and any future class or series of our capital stock expressly designated as ranking junior to the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

•

on parity with our Series E Preferred Stock, our Series G Preferred Stock and any future class or series of our capital stock expressly designated as ranking on parity with the Series F Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up;

•

junior to any future class or series of our capital stock expressly designated as ranking senior to the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up, none of which exists on the date hereof; and

•	junior to all of our existing and future indebtedness.

Redemption at the Option of Stockholders

Optional Redemption Following Death of a Holder

Subject to the restrictions described under “—Stockholder Redemption Option,” and the terms and procedures described below under “—Redemption Procedures,” commencing on the date of original issuance and terminating upon the listing of the Series F Preferred Stock on Nasdaq or another national securities exchange, shares of Series F Preferred Stock held by a natural person upon his or her death will be redeemed at the written request of the holder’s estate for a cash payment of $25.00 per share of Series F Preferred Stock on the Death Redemption Date, which is the tenth calendar day following delivery of such holder’s estate’s request that we redeem shares of the Series F Preferred Stock, or if such tenth calendar day is not a business day, on the next succeeding business day.

Stockholder Redemption Option

Subject to the restrictions described herein, and the terms and procedures described below under “—Redemption Procedures,” commencing on the date of original issuance (or, if after the date of original issuance our Board of Directors suspends the redemption program of the holders of the Series F Preferred Stock, on the date our Board of Directors reinstates such program) and terminating on the earlier to occur of (1) the date upon which our Board of Directors, by resolution, suspends or terminates the redemption program, and (2) the date on which shares of the Series F Preferred Stock are listed on Nasdaq or another national securities exchange, holders of the Series F Preferred Stock may, at their option, require us to redeem any or all of their shares of Series F Preferred Stock for a cash payment of $22.50 per share of Series F Preferred Stock on the Stockholder Redemption Date, which is the tenth calendar day following delivery of such holder’s request that we redeem shares of the Series F Preferred Stock, or if such tenth calendar day is not a business day, on the next succeeding business day. The maximum dollar amount that we will make available each calendar year to redeem shares of Series F Preferred Stock will not be subject to an annual limit; provided, that our obligation to redeem shares of Series F Preferred Stock is limited to the extent that our Board of Directors determines, in its sole and absolute discretion, that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption; and is also limited to the extent our Board of Directors suspends or terminates the optional redemption right at any time or for any reason, including after delivery of a Stockholder Redemption Notice but prior to the corresponding Stockholder Redemption Date.

Redemption Procedures

To require us to redeem shares of Series F Preferred Stock, a holder or estate of a holder, as applicable, must deliver a notice of redemption, by overnight delivery or by first class mail, postage prepaid to us at our principal executive offices. Each such notice must be an original, notarized copy and must state: (1) the name and address of the stockholder whose shares of Series F Preferred Stock are requested to be redeemed, (2) the number of shares of Series F Preferred Stock requested to be redeemed, (3) the name of the broker dealer who holds the shares of Series F Preferred Stock requested to be redeemed, the stockholder’s account number with such broker dealer and such broker dealer’s participant number for DTC and (4) in the case of a notice to redeem upon the death of a holder, a certified copy of the death certificate (and such other evidence that is satisfactory to us in our sole discretion) for the natural person who previously held the shares to be redeemed.

If, as a result of the limitations described under “—Stockholder Redemption Option,” the optional redemption right has not been suspended or terminated but fewer than all shares for which a notice of redemption was delivered to us are to be redeemed, the number of shares to be redeemed will be pro rata based on the number of shares of Series F Preferred Stock for which each holder timely submitted a notice of redemption. If a Stockholder Redemption Date is also a Death Redemption Date, the limitations described under “—Stockholder

Redemption Option” shall first be applied to any redemption requested upon the death of the holder and then to shares to be redeemed pursuant to the Stockholder Redemption Option.

Upon any redemption of shares of Series F Preferred Stock, the holder thereof will also be entitled to receive a sum equal to all accumulated and unpaid dividends on such shares to, but excluding, the applicable Stockholder Redemption Date or Death Redemption Date (unless such Stockholder Redemption Date or Death Redemption Date falls after a dividend record date and on or prior to the corresponding dividend payment date, in which case each holder of shares of Series F Preferred Stock on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of shares of Series F Preferred Stock that are redeemed on such Stockholder Redemption Date or Death Redemption Date will be entitled to the dividends, if any, occurring after the end of the dividend period to which such dividend payment date relates up to, but excluding, the Stockholder Redemption Date or Death Redemption Date, as the case may be). Upon the redemption of any shares of Series F Preferred Stock, such shares of Series F Preferred Stock will cease to be outstanding, dividends with respect to such shares of Series F Preferred Stock will cease to accumulate and all rights whatsoever with respect to such shares (except the right to receive the per share cash payment for the shares to be redeemed) will terminate.

We may suspend or terminate the redemption program at any time in our sole discretion.

Optional Redemption by the Company

Except in certain limited circumstances relating to maintaining our qualification as a REIT as described in “—Restrictions on Ownership and Transfer,” we cannot redeem the Series F Preferred Stock prior to the later of (1) first anniversary of the Termination Date and (2) June 1, 2024.

On and after the later of (1) first anniversary of the Termination Date and (2) June 1, 2024, at our sole option upon not less than 30 nor more than 60 days’ written notice, we may redeem shares of the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends on such shares to, but excluding, the date fixed for redemption, without interest. Holders of Series F Preferred Stock to be redeemed must then surrender such Series F Preferred Stock at the place designated in the notice. Upon surrender of the Series F Preferred Stock, the holders will be entitled to the redemption price. If notice of redemption of any shares of Series F Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series F Preferred Stock to be redeemed, then from and after the redemption date, dividends will cease to accumulate on those shares of Series F Preferred Stock, those shares of Series F Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series F Preferred Stock is to be redeemed, the Series F Preferred Stock to be redeemed will be selected (1) pro rata, (2) by lot or (3) by any other fair and equitable method that our Board of Directors may choose.

Unless full cumulative dividends for all applicable past dividend periods on all shares of Series F Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment), no shares of Series F Preferred Stock will be redeemed. In such event, we also will not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock (except by exchange for our capital stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation). However, the foregoing will not prevent us from purchasing shares pursuant to our charter, in order to ensure that we continue to meet the requirements for qualification as a REIT, or from acquiring shares of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation. Upon listing, if any, of the Series F Preferred Stock on Nasdaq or another national securities exchange, so long as no dividends are in arrears, we will be entitled at any time and from time to time to repurchase shares of Series F Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

We will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request our agent, on behalf of us, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice will be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice will state: (1) the date for redemption; (2) the number of shares of Series F Preferred Stock to be redeemed; (3) the CUSIP number for the Series F Preferred Stock; (4) the applicable redemption price on a per share basis; (5) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (6) that dividends on the Series F Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (7) the applicable provisions of our charter under which such redemption is made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder will also specify the number of Series F Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any such notice that such redemption is subject to one or more conditions precedent and that we will not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof will affect the validity of redemption proceedings, except as required by applicable law.

If a redemption date falls after a record date and on or prior to the corresponding dividend payment date, each holder of Series F Preferred Stock at the close of business on that record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of shares of Series F Preferred Stock that are redeemed on such redemption date will be entitled to the dividends, if any, accruing after the end of the dividend period for which such dividend payment date relates up to, but excluding, the redemption date.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series F Preferred Stock will be entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends on such shares to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series F Preferred Stock as to liquidation rights. If our assets legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series F Preferred Stock and the liquidation preference on any shares of preferred stock equal in rank with the Series F Preferred Stock, all assets distributed to the holders of the Series F Preferred Stock and any other series of preferred stock equal in rank with the Series F Preferred Stock will be distributed ratably so that the amount of assets distributed per share of Series F Preferred Stock and such other series of preferred stock equal in rank with the Series F Preferred Stock will in all cases bear to each other the same ratio that the liquidation preference per share on the Series F Preferred Stock and on such other series of preferred stock bear to each other. Written notice of any such liquidation, dissolution or winding up of us, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances will be payable, will be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series F Preferred Stock at the respective addresses of such holders as the same appear on the stock transfer records of the Company. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of our remaining assets. If we convert into or consolidate or merge with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of our property or business, we will not be deemed to have liquidated, dissolved or wound up.

Voting Rights

Holders of the Series F Preferred Stock will not have any voting rights, except as described below.

Whenever dividends on any shares of Series F Preferred Stock are in arrears for 18 or more consecutive months (a “Dividend Default”), then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series F Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors on our Board of Directors.

The election of these directors will take place at a special meeting called upon the written request of the holders of record of at least 20% of the outstanding shares of Series F Preferred Stock or holders of record of at least 20% of any class or series of preferred stock equal in rank with the Series F Preferred Stock which like voting rights have been conferred and are exercisable (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated from past dividend periods and the then current dividend period have been paid (or declared and a sum sufficient for payment set apart). A quorum for any such meeting will exist if at least a majority of the total number of outstanding shares of Series F Preferred Stock and outstanding shares of preferred stock equal in rank with the Series F Preferred Stock entitled to like voting rights are represented in person or by proxy at that meeting. The directors elected as described above will be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series F Preferred Stock and preferred stock equal in rank with the Series F Preferred Stock, voting separately as a single class, present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series F Preferred Stock have been paid in full or declared or set apart for payment in full the holders of the Series F Preferred Stock will be divested of the right to elect directors and, if all dividend arrearages have been paid in full or declared and set apart for payment in full on all series of preferred stock entitled to like voting rights, the term of office of each director so elected will terminate. Any director so elected may be removed at any time with or without cause by, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series F Preferred Stock having the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. So long as a dividend arrearage continues, any vacancy in the office of a director elected as described above may be filled by written consent of the director elected as described above who remains in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series F Preferred Stock when they have the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. These directors will each be entitled to one vote per director on any matter.

So long as any shares of Series F Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series F Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of our charter, including the articles supplementary designating the Series F Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock. However, with respect to the occurrence of any event listed above, so long as the Series F Preferred Stock remains outstanding (or shares issued by a surviving entity in substitution for the Series F Preferred Stock) with its terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series F Preferred Stock. In addition (i) any increase in the number of authorized shares of Series F Preferred Stock, (ii) any increase in the number of authorized shares of preferred stock or the creation or issuance of any other class or series of preferred stock or (iii) any increase in the number of authorized shares of such class or series, in each case ranking equal with or junior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of Series F Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, among other things, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

To help us to maintain our qualification as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own. Our charter provides that no person may own, directly or indirectly, more than 9.8% of our aggregate outstanding shares of capital stock. The beneficial ownership and/or constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for the Series F Preferred Stock is Computershare, Inc.

Listing

We intend to apply to list the Series F Preferred Stock on Nasdaq within one calendar year of the Termination Date. There can be no assurance that a listing will be achieved in such timeframe, or at all.

DIVIDEND REINVESTMENT PLAN

We are offering up to 5,975,410 shares of Series F Preferred Stock under the dividend reinvestment plan, which are not included in the 19,329,859 shares being sold in the primary offering under this prospectus supplement. Each registered holder of at least one full share of Series F Preferred Stock will be automatically enrolled in our dividend reinvestment plan unless the stockholder opts out of the dividend reinvestment plan. Accordingly, if our Board of Directors authorizes, and we declare in accordance with the method set out by the Transfer Agent, a cash dividend, then we will automatically issue shares of Series F Preferred Stock to holders of Series F Preferred Stock in lieu of paying the dividend to such holders in cash. The number of additional shares of Series F Preferred Stock to be credited to each participant’s account will be determined by dividing the dollar amount of the distribution by $22.75.

The offering period for the dividend reinvestment plan may extend beyond the Termination Date and will terminate on the earlier of (1) the issuance of all 5,975,410 shares of Series F Preferred Stock under the dividend reinvestment plan and (2) the listing of the Series F Preferred Stock on Nasdaq or another national securities exchange. We may also, in our sole discretion, reallocate the number of shares of Series F Preferred Stock sold in the primary offering and the offering pursuant to the dividend reinvestment plan.

Stockholders participating in the dividend reinvestment plan may withdraw from the dividend reinvestment plan at any time by contacting the Transfer Agent online at www.computershare.com/investor, via telephone at (866) 464-5221 or in writing at Computershare, P.O. Box 505013, Louisville, KY 40233-5013. Such termination will be effective immediately if the notice is received by the Transfer Agent prior to any dividend or distribution record date; otherwise, such termination will be effective on the first trading day after the payment date for such dividend or distribution, with respect to any subsequent dividend or distribution. If a holder of Series F Preferred Stock transfers the shares of Series F Preferred Stock they hold in their dividend reinvestment plan account at the Transfer Agent, full shares of Series F Preferred Stock will be credited to their corresponding account, and the stockholder will be sent a check for the cash adjustment of any remaining fractional share at a value of $22.75 per share of Series F Preferred Stock as of the close of business on the day the transfer is effective, less any applicable fees.

Holders of the Series F Preferred Stock who do not elect to participate in the dividend reinvestment plan will receive all distributions in cash paid by check mailed directly to the stockholder (or if the stockholder holds shares in street or other nominee name, then to such nominee) as of the relevant record date, by the plan agent, as our distribution disbursing agent. Investors who hold their shares in the name of a broker or nominee can transfer the shares into the investor’s own name and then enroll in the dividend reinvestment plan or contact the broker or nominee to determine if they permit participation in the dividend reinvestment plan.

The Transfer Agent will maintain the account in the dividend reinvestment plan for each participant who is a stockholder of record and will furnish periodic written confirmations of all transactions in such account, including information needed by the stockholder for personal and tax records. Shares of Series F Preferred Stock in the account of each such dividend reinvestment plan participant will be held by the plan agent in non-certificated form in the name of such participant. The Transfer Agent will provide proxy materials relating to our stockholders’ meetings that will include those shares of Series F Preferred Stock purchased through the plan agent, as well as shares of Series F Preferred Stock held pursuant to the dividend reinvestment plan.

We pay the plan agent’s fees for the handling of reinvestment of dividends and other distributions. There are no charges to participants for reinvesting distributions.

Federal income tax consequences of participating in the dividend reinvestment plan

The following is a summary of the federal income tax consequences of participation in the dividend reinvestment plan as of the date of this prospectus supplement. This summary, however, does not reflect every situation that could result from participation in the dividend reinvestment plan, is for general information only and does not constitute tax advice. This summary does not address the tax implications of your ownership of shares of Series F Preferred Stock, including the effect of distributions made in respect of such shares. We advise you to consult your tax and other advisors for information about your specific situation.

The information in this section is based on the Code, existing, temporary and proposed regulations under the Code, the legislative history of the Code, current administrative rulings and practices of the Internal Revenue Service (“IRS”), and court decisions, all as of the date hereof. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus.

Although the federal income tax treatment of dividend reinvestment plans is not entirely clear, it is expected that stockholders participating in the dividend reinvestment plan will be treated for federal income tax purposes as having received, on the date such dividends are reinvested, a distribution equal to the fair market value of any shares of Series F Preferred Stock purchased under the dividend reinvestment plan. Consequently, dividends reinvested in the dividend reinvestment plan may give rise to a tax payment obligation without the corresponding cash to pay such tax when it becomes due. The total amount of cash and other distributions will be reported to stockholders and to the IRS on the appropriate tax form shortly after the end of each year. The tax basis of shares of Series F Preferred Stock acquired under the dividend reinvestment plan will be equal to the fair market value of the shares on the date such stock is purchased under the dividend reinvestment plan plus any brokerage costs paid by the stockholder. A stockholder’s holding period for Series F Preferred Stock acquired under the dividend reinvestment plan generally will begin on the day after the date on which the Series F Preferred Stock is credited to the stockholder’s account.

Our distributions to stockholders constitute dividends for federal income tax purposes up to the amount of our current and accumulated earnings and profits (as determined for federal income tax purposes) and, to that extent, will be taxable as ordinary income (except to the extent that we designate any portion of such dividend as either: (i) a “capital gain” dividend; or (ii) in the case of stockholders taxed at individual rates who satisfy certain holding period requirements, as “qualified dividend income” pursuant to applicable federal income tax rules). To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of a stockholder’s adjusted tax basis in our Series F Preferred Stock and, to the extent in excess of the stockholder’s basis, will be taxable as a gain realized from the sale of the stockholder’s Series F Preferred Stock. Distributions to corporate stockholders, including amounts taxable as dividends to corporate stockholders, will generally not be eligible for the corporate dividends-received deduction.

You will not recognize gain or loss for federal income tax purposes upon your receipt of certificates for shares previously credited to your dividend reinvestment plan account. You will generally recognize gain or loss, however, when you sell or exchange shares received from the dividend reinvestment plan or when a fractional share interest is liquidated. Such gain or loss will equal the difference between the amount that you receive for such shares or such fractional share interest and your tax basis in such shares or such fractional share interest.

We or the Transfer Agent may be required to deduct and collect “backup withholding” (currently at a rate of 24%) from all dividends paid to you, regardless of whether such dividends are reinvested pursuant to the dividend reinvestment plan. You are subject to backup withholding if: (i) you have failed properly to furnish us and the Transfer Agent with your correct tax identification number (“TIN”); (ii) the IRS or a broker notifies us or the Transfer Agent that the TIN furnished by you is incorrect; (iii) the IRS or a broker notifies us or the Transfer Agent that backup withholding should be commenced because you failed to properly report dividends paid to you; or (iv) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the dividend reinvestment plan. Therefore, if you are subject to backup withholding, dividends to be reinvested under the dividend reinvestment plan will be reduced by the backup withholding amount.

If you are a foreign stockholder, you need to provide the required federal income tax certifications to establish your status as a foreign stockholder so that the foregoing backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a foreign stockholder whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of Series F Preferred Stock will be credited to your account.

All costs of administering the dividend reinvestment plan will be paid by us. Consistent with the conclusion reached by the IRS in a private letter ruling issued to another REIT, we intend to take the position that these costs do not constitute a distribution which is either taxable to you or which would reduce your tax basis in your Series F Preferred Stock. Since the private letter ruling was not issued to us, however, we have no legal right to rely on its conclusions. Thus, it is possible that the IRS might view your share of the costs as constituting a taxable dividend to you and/or a distribution which reduces your tax basis in your Series F Preferred Stock. For this or other reasons, we may in the future take a different position with respect to the costs of administering the dividend reinvestment plan.

The foregoing is intended only as a general discussion of the current federal income tax consequences of participation in the dividend reinvestment plan and may not be applicable to certain participants, such as tax-exempt entities. You should consult your tax and other professional advisors regarding the federal, state, local and foreign income tax consequences (including the effects of any changes in applicable law or interpretations thereof) of your individual participation in the dividend reinvestment plan or the disposal of shares acquired pursuant to the dividend reinvestment plan.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements the discussion contained under the caption “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and should be read in conjunction therewith. This summary is for general information purposes only and is not tax advice. This discussion does not address all aspects of taxation that may be relevant to particular holders of our Series F Preferred Stock in light of their personal investment or tax circumstances.

We urge prospective investors to consult their own tax advisors regarding the specific tax consequences to them of the acquisition, ownership and disposition of our Series F Preferred Stock and of our election to be taxed as a REIT. Specifically, prospective investors should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences of such acquisition, ownership, disposition and election and regarding potential changes in applicable tax laws.

Redemption of Series F Preferred Stock

A redemption of Series F Preferred Stock solely for cash will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies an exception found in Section 302(b) of the Code, which would cause the redemption to be treated as a sale of stock (in which case the redemption will be treated in the same manner as a disposition described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Dispositions” or “—Taxation of Non-U.S. Stockholders—Dispositions,” as applicable). Section 302(b) of the Code includes the following three exceptions, which are applicable if the redemption: (1) is “substantially disproportionate” with respect to the stockholder’s interest in our stock; (2) results in a “complete termination” of the stockholder’s interest in all classes of our stock; or (3) is “not essentially equivalent to a dividend” with respect to the stockholder. In determining whether any of these exceptions are applicable, stock considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative exceptions included in Section 302(b) of the Code described above will be satisfied with respect to a particular redemption of Series F Preferred Stock depends upon the facts and circumstances, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of Series F Preferred Stock for cash does not qualify for any of the exceptions described above, the redemption proceeds will be treated as a distribution, the consequences of which are described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions” or “—Taxation of Non-U.S. Stockholders—Distributions,” as applicable. Additionally, a stockholder may lose the benefit of the adjusted tax basis in the Series F Preferred Stock that has been redeemed. We urge prospective investors to consult their own tax advisors to determine the impact of any lost adjusted tax basis.

The discussion set forth above in the immediately preceding paragraph generally applies to non-U.S. stockholders with respect to redemptions of Series F Preferred Stock, except that a non-U.S. stockholder generally will not be subject to federal income tax or withholding tax on gain recognized upon the sale or other taxable disposition of Series F Preferred Stock, provided that: (i) such gain is not effectively connected with the conduct by such non-U.S. stockholder of a trade or business within the U.S.; (ii) the non-U.S. stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) we are “domestically controlled.” For additional information, see “—FIRPTA Considerations” below and the discussion under the caption “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Dispositions” in the accompanying prospectus.

FIRPTA Considerations

As discussed in the accompanying prospectus, for any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a United

States Real Property Interest (“USRPI”), under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). If a class of our stock is regularly traded on an established securities market in the United States (any such class of our stock referred to as a “publicly traded class”), however, capital gain distributions to a non-U.S. stockholder in respect of stock of such publicly traded class that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as such non-U.S. stockholder did not own more than 10% of the outstanding stock of such publicly traded class at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders owning 10% or less of the outstanding stock of such publicly traded class generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on other distributions. We do not plan to list our Series F Preferred Stock on any national securities exchange prior to the termination or completion of the offering and, consequently, we are unable to predict when, if ever, our Series F Preferred Stock will be regularly traded on an established securities market in the United States.

As discussed in the accompanying prospectus, non-U.S. stockholders may incur tax under FIRPTA with respect to gain realized on a disposition of our stock since our stock will constitute a USRPI unless an applicable exception applies. Non-U.S. stockholders generally will not incur tax under FIRPTA with respect to gain on a sale of our stock, however, as long as, at all times during a specified testing period, we are domestically controlled, i.e., non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that we will be domestically controlled. In addition, even if we are not domestically controlled, a non-U.S. stockholder that owned, actually or constructively, 10% or less of the outstanding stock of a publicly traded class at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of such stock. We do not plan to list our Series F Preferred Stock on any national securities exchange prior to the termination or completion of the offering and, consequently, we are unable to predict when, if ever, our Series F Preferred Stock will be regularly traded on an established securities market in the United States.

Even if we are not domestically controlled and even if our Series F Preferred Stock is not a publicly traded class, a non-U.S. stockholder will not incur tax under FIRPTA on gain from a sale of our Series F Preferred Stock if (1) at least one class of our stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, an amount of our stock with a fair market value of 5% or less of our publicly traded class with the lowest fair market value at all times during a specified testing period. We believe that our common stock, Series E Preferred Stock and Series G Preferred Stock are regularly traded on an established securities market.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of our Series F Preferred Stock by an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, a plan described in, and subject to, Section 4975 of the Code, including an IRA, or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, which we refer to as “Similar Laws,” and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”). This summary is based on provisions of ERISA and the Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation (direct or indirect) to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under Similar Laws. In considering the acquisition, holding and, to the extent relevant, disposition of our Series F Preferred Stock by an ERISA Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan, whether the investment is consistent with the plan’s needs for liquidity to satisfy minimum and other distribution requirements and whether the investment is in accordance with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

We may be a party in interest or a disqualified person with respect to ERISA Plans. The acquisition, holding and, to the extent relevant, disposition of our Series F Preferred Stock by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired, held and disposed of in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of our Series F Preferred Stock. These class exemptions (as may be amended from time to time) include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that our Series F Preferred Stock are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under Similar Laws. Fiduciaries of such plans should consult with their counsel before acquiring our Series F Preferred Stock.

Our Series F Preferred Stock should not be acquired, held or disposed of by any person investing “plan assets” of any Plan if such acquisition, holding and disposition will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

Plan Asset Issues

ERISA and regulations issued by the DOL (the “Plan Asset Regulations”) generally provide that when an ERISA Plan acquires an “equity interest” in an entity that is neither a security issued by an investment company registered under the Investment Company Act of 1940, as amended, nor a “publicly offered security,” the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity. It is not anticipated that our Series F Preferred Stock will be issued by an investment company registered under the Investment Company Act of 1940. We expect, however, that our Series F Preferred Stock will satisfy the requirements of a “publicly offered security” under the Plan Asset Regulations.

As noted above, if an ERISA Plan acquires “publicly offered securities” then the ERISA Plan’s assets include the equity securities acquired by the ERISA Plan but do not include an undivided interest in the underlying assets of the entity. The definition of “publicly offered securities” in the Plan Asset Regulations requires that the equity securities satisfy a registration requirement under the federal securities laws, be “widely held” and “freely transferable.”

A class of securities satisfies the registration requirement under the Plan Asset Regulations if (i) the class of securities is part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) the class of securities is part of an offering of securities registered under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulations with respect to our Series F Preferred Stock.

The Plan Asset Regulations provide that a class of securities is “widely held” for purposes of the publicly offered securities exception if it is held by 100 or more persons who are independent of the issuer. We anticipate that we will meet this requirement with respect to our Series F Preferred Stock.

The Plan Asset Regulations provide that whether a security is “freely transferable” is a question that is determined on the basis of all relevant facts and circumstances. The Series F Preferred Stock are subject to certain restrictions on transferability that are typically found in REITs and that are intended to ensure that we continue to qualify as a REIT for U.S. federal income tax purposes. The Plan Asset Regulations provide that where (as in the case of our Series F Preferred Stock) the minimum investment is $10,000 or less, the presence of transfer restrictions intended to prohibit transfers that would result in a termination or reclassification for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” Because we anticipate that (i) we will satisfy the requirement under the Plan Asset Regulations to register the Series F Preferred Stock, (ii) the securities will be held by 100 or more persons who are independent of us and (iii) the securities will be “freely transferable” under the Plan Asset Regulations, we believe that the publicly offered securities exception will apply to our Series F Preferred Stock. There can be no assurance that will we qualify for the exception, however, especially in light of the fact that the availability of the exception will depend on actions to be taken at a later date, the number of persons who acquire our Series F Preferred Stock and the facts and circumstances nature of the “freely transferable” requirement.

The Plan Asset Regulations also provide that an ERISA Plan’s assets include the equity security acquired by the ERISA Plan, but not an undivided interest in the issuer’s underlying assets, if the equity security is issued by an “operating company” (including a “venture capital operating company” and a “real estate operating company”) or if less than 25% of the class of equity security is held by “benefit plan investors” (the “Insignificant Participation Exception”). It is unclear whether we qualify as a real estate operating company under the Plan Asset Regulations and at this time we do not intend to rely on that exception. In addition, we do not intend to limit or monitor benefit plan investors’ investments in our Series F Preferred Stock and so there can be no assurance that the Insignificant Participation Exception will apply to our Series F Preferred Stock.

If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

The foregoing requirements of ERISA and the Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

Representation

Each purchaser of our Series F Preferred Stock will represent and warrant that under ERISA or applicable Similar Laws either (1) it is not a Plan and no portion of the assets used to acquire or hold our Series F Preferred Stock constitutes assets of any Plan, or (2) the acquisition, holding and disposition of our Series F Preferred Stock will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

Valuation and Reporting

ERISA Plan fiduciaries (or the trustee or custodian of an IRA) may be required to determine the fair market value of the assets of such plans on at least an annual basis and sometimes as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary (or trustee or custodian in the case of an IRA) is required to make a good faith determination of that asset’s value.

Unless and until our shares of Series F Preferred Stock are listed on a securities exchange, it is not expected that a public market for our shares of Series F Preferred Stock will develop. To assist ERISA Plan fiduciaries (and trustees and custodians of IRAs) subject to the annual reporting requirements, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (and trustees or custodians of IRAs) who identify themselves to us and request the reports until we obtain a listing for our shares of Series F Preferred Stock.

We anticipate that we will provide annual reports of our determination of value (i) to IRA trustees and custodians not later than January 15 of each year and (ii) to the fiduciaries of other ERISA Plans within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, that with respect to any determination of estimated value (i) the estimated value per share would actually be realized upon liquidation, (ii) the holder would realize the estimated net asset values if they attempted to sell the Series F Preferred Stock or (iii) the value or method used to establish the estimated value would comply with ERISA or the Code requirements described above.

ERISA Plans may be required to report certain compensation or commissions paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. In addition, under ERISA’s general reporting and disclosure rules, ERISA Plans that are subject to ERISA are required to include information regarding their assets, expenses and liabilities. To the extent any compensation arrangements described herein constitute reportable indirect compensation or fees that must be disclosed under ERISA, any such description (other than compensation or fees for which there is no formula used to calculate or determine the compensation or fees or an actual amount is stated), the descriptions are intended to assist the ERISA Plan in satisfying its reporting and disclosure obligations.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our Series F Preferred Stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our Series F Preferred Stock. The acquisition, holding and, to the extent relevant, disposition of our Series F Preferred Stock by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan. Purchasers of the Series F Preferred Stock have the exclusive responsibility for ensuring that their purchase and holding of our Series F Preferred Stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

PLAN OF DISTRIBUTION

General

We are offering a maximum of 19,329,859 shares of Series F Preferred Stock, on a “reasonable best efforts” basis through Gladstone Securities pursuant to the Dealer Manager Agreement at a public offering price of $25.00 per share, and up to 5,975,410 shares of Series F Preferred Stock pursuant to a dividend reinvestment plan at a price of $22.75 per share to those holders of the Series F Preferred Stock who participate in such dividend reinvestment plan. This prospectus supplement supersedes and replaces the Prior Prospectus Supplement.

To the extent a participating broker-dealer reduces its selling commissions below 6%, the public offering price per share will be decreased by an amount equal to such reduction. No selling commissions or dealer manager fee will be paid with respect to shares of the Series F Preferred Stock sold pursuant to our dividend reinvestment plan. “Reasonable best efforts” means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the Series F Preferred Stock and has no firm commitment or obligation to purchase any specific number or dollar amount of the Series F Preferred Stock. We reserve the right to reallocate shares between the primary offering and the offering pursuant to the dividend reinvestment plan in our sole discretion.

The Termination Date for the offering is the earlier of June 1, 2025 (unless earlier terminated or extended by our Board of Directors) or the date on which all shares offered in the primary offering are sold. We may terminate this offering at any time, or may offer the Series F Preferred Stock pursuant to a new registration statement, including a follow-on registration statement. The offering period for the dividend reinvestment plan may extend beyond the Termination Date and will terminate on the earlier of (1) the issuance of all shares of Series F Preferred Stock under the dividend reinvestment plan and (2) the listing of the Series F Preferred Stock on Nasdaq or another national securities exchange.

We will sell shares of the Series F Preferred Stock using two closing services provided by DTC. The first service is DTC Settlement and the second service is DRS Settlement. Investors purchasing shares through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their shares by the settlement date, and such payments will not be held in escrow. Investors who are permitted to utilize the DRS Settlement method will complete and sign subscription agreements, which will be delivered to the escrow agent, UMB Bank, National Association. In addition, such investors will pay the full purchase price for their shares of Series F Preferred Stock to the escrow agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein. See “—Settlement Procedures” below for a description of the closing procedures with respect to each of the closing methods.

Gladstone Securities is a privately held broker dealer registered with FINRA and insured by the Securities Investor Protection Corporation. Gladstone Securities is an affiliate of ours, as its parent company is owned and controlled by Mr. David Gladstone, our chairman, chief executive officer and president. Mr. Gladstone also serves on the board of managers of Gladstone Securities. John Dellafiora, Jr., our chief compliance officer, serves as the chief compliance officer of Gladstone Securities, and Michael LiCalsi, our general counsel and secretary, serves as general counsel of Gladstone Securities. Both Mr. Dellafiora and Mr. LiCalsi are managing principals of Gladstone Securities and serve on its board of managers.

The Dealer Manager Agreement between us and Gladstone Securities automatically terminates upon the Termination Date or may be terminated by either party at any time on 60 days’ written notice.

Compensation of Dealer Manager and Participating Broker-Dealers

We will pay to Gladstone Securities selling commissions of up to 6.0% of the gross offering proceeds from the offering. We will also pay to Gladstone Securities up to 3.0% of the gross offering proceeds from the offering as compensation for acting as dealer manager. As dealer manager, Gladstone Securities will manage, direct and supervise its associated persons who will be wholesalers in connection with the offering. The combined selling commission and dealer manager fee under the offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10.0% cap if the offering is terminated prior to reaching the maximum amount of offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Series F Preferred Stock.

We expect Gladstone Securities to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell the Series F Preferred Stock. Gladstone Securities may reallow all or a portion of its selling commissions attributable to a participating broker-dealer. Gladstone Securities may also reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a non-accountable marketing or due diligence allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion.

We will not pay any selling commissions, but will pay dealer manager fees, in connection with the sale of shares of Series F Preferred Stock to investors who:

•	purchase through fee-based programs also known as “wrap accounts”;

•	purchase through participating broker-dealers that have alternative fee arrangements with their clients;

•	purchase through certain registered investment advisors;

•	purchase through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers; or

•	are an endowment, foundation, pension fund or other institutional investor.

The net proceeds to us will not be affected by reducing the commissions payable in connection with such sales. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in the Series F Preferred Stock.

Further, the selling commission and/or dealer manager fee may be reduced or eliminated, subject to the agreement of the Dealer Manager, to certain investors who have agreed with a participating broker dealer to reduce or eliminate the selling commission and/or the dealer manager fees. The net proceeds we receive will not be affected by such sales of shares of Series F Preferred Stock at a discount.

Your ability to receive a discount or fee waiver may depend on the financial advisor or broker dealer through which you purchase your shares of Series F Preferred Stock. An investor qualifying for a discount will generally receive a higher percentage return on such investor’s investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing shares of Series F Preferred Stock.

Any discounts or fee waivers applicable to sales of shares of our Series F Preferred Stock will reduce the purchase price per share of Series F Preferred Stock and thereby allow the purchase by an investor of additional shares for the same investment amount.

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all 19,329,859 of the shares offered hereby in the offering at the maximum selling commissions and dealer manager fee.

(Maximum)
Selling commissions (6.00%)	$28,994,788.50
Dealer manager fee (3.00%)	$14,497,394.25

Total	$43,492,192.75

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event will such gifts exceed an aggregate value of $100.00 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering. The combined selling commissions, dealer manager fee and such non-cash compensation under the offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10.0% cap if the offering is terminated before reaching the maximum amount of offering proceeds. The dealer manager’s legal expenses will be paid by the dealer manager from the dealer manager fee.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and Gladstone Securities against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the Dealer Manager Agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

We expect expenses (other than selling commissions and the dealer manager fee) incurred by us or on our behalf in connection with this offering (including the qualification and registration of this offering and the marketing and distribution of the Series F Preferred Stock, including expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses (including reimbursements for actual costs incurred for travel, meals and lodging by employees of our Adviser and other affiliates to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by our Adviser or its affiliates), charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the Series F Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees) to be in an amount not to exceed 2.5% of the aggregate gross proceeds of this offering. The dealer manager will bear any expenses related to due diligence of us by, and any salaries or commissions of, wholesalers and other participating broker dealers or related to contracting with an entity to provide DTC clearing services for the Series F Preferred Stock. We may reimburse the dealer manager or our other affiliates for any other expenses incurred on our behalf in connection with the offering. All organization and offering expenses, including selling commissions and the dealer manager fee, borne by us are not expected to exceed 11.5% of the aggregate gross proceeds of this offering, though the amount of such expenses may exceed the expected amount.

Settlement Procedures

If your broker-dealer uses DTC Settlement, then you can place an order for the purchase of shares of Series F Preferred Stock through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated bi-monthly closing cycle. Orders will be executed by your broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the shares by the settlement date, which depends on when you place the order during the bi-monthly settlement cycle and can generally be anywhere from one to 15 days after the date of your order. This purchase price will not be held in escrow.

Under special circumstances, you have the option to elect to use DRS Settlement. If you elect to use DRS Settlement, you should complete and sign a subscription agreement similar to the one filed as an exhibit to the registration statement of which this prospectus supplement is a part, which is available from your registered representative and which will be delivered to the escrow agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the shares of Series F Preferred Stock to the escrow agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Irrespective of whether you purchase shares using DTC Settlement or DRS Settlement, by accepting shares of Series F Preferred Stock you will be deemed to have accepted the terms of our charter.

Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, our dealer manager or the broker-dealers participating in this offering promptly will deposit any checks received from subscribers in an escrow account maintained by UMB Bank, National Association by the end of the next business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the subscription review procedures are more lengthy than customary or pursuant to a participating broker-dealer’s internal supervising review procedures, a subscriber’s check will be transmitted by the end of the next business day following receipt by the review office of the dealer, which will then be promptly deposited by the end of the next business day following receipt by the review office. Any subscription payments received by the escrow agent will be deposited into a special non-interest bearing account in our name until such time as we have accepted or rejected the subscription and will be held in trust for your benefit, pending our acceptance of your subscription. Subscriptions will be accepted or rejected within 10 business days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account on our next closing date. You will receive a confirmation of your purchase subsequent to a closing. We generally expect to admit stockholders on a bi-monthly basis.

Each participating dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor. In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus supplement and have had sufficient time to review this prospectus supplement. Each participating broker-dealer will maintain records of the information used to determine that an investment in the Series F Preferred Stock is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Purchase Requirements

There will be a minimum permitted purchase in the offering of 200 shares having an aggregate purchase price of $5,000. We reserve the right to waive the minimum purchase requirement in our sole discretion in consultation with our dealer manager. You should note that an investment in the shares of the Series F Preferred Stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

LEGAL MATTERS

Certain legal matters and certain federal income tax matters relating to the offering will be passed upon for us and the dealer manager by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain matters of Maryland law, including the validity of the securities offered hereby, will be passed upon for us by Venable LLP, Baltimore, Maryland. Bass, Berry & Sims PLC may rely as to certain matters of Maryland law upon the opinion of Venable LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Report of Management on Internal Controls over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus, and the information we file subsequently with the SEC prior to the completion of this offering will automatically update and supersede such information.

We previously filed the following documents with the SEC and such filings are incorporated by reference into this prospectus supplement and the accompanying prospectus:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed February  15, 2022 (including portions of our definitive Proxy Statement for the 2022 Annual Meeting of Stockholders to be filed and incorporated therein by reference);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed May 4, 2022;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed August 1, 2022;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, filed November 7, 2022; and

•

Current Reports on Form 8-K, filed January  10, 2022, January  13, 2022, February  22, 2022, May  5, 2022, August  19, 2022, October  12, 2022, December  12, 2022, January  10, 2023, February 7, 2023, and February 9, 2023.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or the offering of these securities is otherwise terminated, provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus supplement and in the accompanying prospectus. Information that we subsequently file with the SEC as aforesaid will automatically update and may supersede information in this prospectus supplement and the accompanying prospectus and information that we previously filed with the SEC.

You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC’s website as described in “Where You Can Find More Information.” Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by writing or calling our Investor Relations Department at the following address and telephone number.

Investor Relations

Gladstone Commercial Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

(703) 287-5800

WHERE YOU CAN FIND MORE INFORMATION

Copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments, if any, to those reports filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through our website at www.GladstoneCommercial.com. A request for any of these reports may also be submitted to us by sending a written request addressed to Investor Relations, Gladstone Commercial Corporation, 1521 Westbranch Drive, Suite 100, McLean, VA 22102, or by calling our toll-free investor relations line at 1-866-366-5745. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by the accompanying prospectus. Such prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by such prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Subscription Rights

We may offer and sell, from time to time, one or more series or classes of common stock, preferred stock, debt securities, depositary shares and subscription rights (collectively, the “securities”). We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus.

No securities may be sold without delivery of an accompanying prospectus supplement describing the method and terms of the offering of those securities. Accordingly, we will deliver this prospectus together with an accompanying prospectus supplement setting forth the specific terms of the securities that we are offering. The specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes, among other purposes. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference” before you make your investment decision.

Our shares of common stock, par value $0.001 per share, 6.625% Series E Cumulative Redeemable Preferred Stock, par value $0.001 per share, and 6.00% Series G Cumulative Redeemable Preferred Stock, par value $0.001 per share, trade on the Nasdaq Global Select Market under the trading symbols “GOOD,” “GOODN,” and “GOODO,” respectively.

Investing in our securities involves substantial risks. See “Risk Factors” on page 5 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2021, and other reports and information that we file with the Securities and Exchange Commission (the “SEC”) from time to time.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 23, 2022

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that we may provide to you in connection with an offering of securities. You must not rely upon any unauthorized information or representations not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement or any free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any accompanying prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of such document. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus only provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits thereto. For further information, we refer you to the registration statement, including any amendments thereto, including its exhibits.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of such offering. Any accompanying prospectus supplement or free writing prospectus may also update, amend or supersede other information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the heading “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “should,” “believes,” “seeks,” “estimates,” “may,” “provided,” “future,” “could,” “would,” “growth,” “if,” “possible,” “potential” and “likely” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	future re-leasing efforts;

•	our business and financing strategy;

•	effects of public health emergencies and pandemics on our business, results of operations, liquidity and financial condition;

•	our ability to continue to implement our business plan;

•	pending and future transactions;

•	our projected operating results and anticipated acquisitions;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition and our ability to compete effectively;

•	future market and industry trends;

•	future interest and insurance rates;

•	estimates of our future operating expenses, including payments to our Adviser (as defined herein) under the terms of our Advisory Agreement (as defined herein);

•	the impact of technology on our operations and business, including the risk of cyber-attacks, cyber-liability or potential liability for breaches of our privacy or information security systems;

•	projected cash requirements, including capital expenditures; and

•	future use of the proceeds of our Credit Facility (as defined below), mortgage notes payable, future stock offerings and other future capital resources, if any.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	general volatility of the capital markets and the market price of our common and preferred stock;

•	inflation, rising interest rates and the recessionary conditions;

•	failure to maintain our qualification as a real estate investment trust (“REIT”) and in the risk of changing laws that affect REITs;

•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in our business strategy;

•	the adequacy of our cash reserves and working capital;

•	our failure to successfully integrate and operate acquired properties and operations;

•	defaults upon, early termination of or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	the degree and nature of our competition, including other real estate investment companies;

•

availability, terms and deployment of capital, including the ability to maintain and borrow under our $125.0 million unsecured revolving credit facility, $160.0 million term loan facility, $60.0 million term loan facility, and $150.0 million term loan facility (together the “Credit Facility”), arrange for long-term mortgages on our properties, secure additional long-term lines of credit and raise equity capital;

•	our Adviser’s ability to identify, hire and retain highly-qualified personnel;

•	changes in our industry or the general economy;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in governmental regulations, tax rates and similar matters;

•	the national and global political environment, including foreign relations and trading policies;

•	the impact of health emergencies and pandemics, including the COVID-19 pandemic, on the economy and the capital markets, which may precipitate or exacerbate other risks and/or uncertainties;

•	environmental uncertainties and risks related to natural disasters; and

•

the loss of any of our key officers, such as Mr. David Gladstone, our chairman and chief executive officer, Mr. Terry Lee Brubaker, our vice chairman and chief operating officer, Mr. Arthur “Buzz” Cooper, our president, or Mr. Gary Gerson, our chief financial officer.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained in, or incorporated by reference into, in this prospectus or in any accompanying prospectus supplement, including, without limitation, the “Risk Factors” incorporated by reference herein from our Annual Report on Form  10-K for the year ended December 31, 2021, and other reports and information that we file with the SEC from time to time. New factors may also emerge from time to time that could materially and adversely affect us.

THE COMPANY

Unless the context otherwise requires or indicates, each reference in this prospectus to (i) “we,” “our,” “us” and the “Company” means Gladstone Commercial Corporation, a Maryland corporation, and its consolidated subsidiaries, (ii) the “Operating Partnership” means Gladstone Commercial Limited Partnership, a wholly-owned, consolidated subsidiary of the Company and a Delaware limited partnership, (iii) the “Adviser” means Gladstone Management Corporation, the external adviser of the Company and a Delaware corporation, and (iv) the “Administrator” means Gladstone Administration, LLC, the external administrator of the Company and a Delaware limited liability company. The term “you” refers to a prospective investor.

We are an externally-advised REIT that was incorporated under the General Corporation Law of the State of Maryland (the “MGCL”) on February 14, 2003. We have elected to be taxed as a REIT for federal income tax purposes. We focus on acquiring, owning, and managing primarily industrial and office properties. Our shares of common stock, par value $0.001 per share, 6.625% Series E Cumulative Redeemable Preferred Stock, par value $0.001 per share (“Series E Preferred Stock”), and 6.00% Series G Cumulative Redeemable Preferred Stock, par value $0.001 per share (“Series G Preferred Stock”), trade on the Nasdaq Global Select Market (“Nasdaq”) under the trading symbols “GOOD,” “GOODN” and “GOODO,” respectively. Our senior common stock, par value $0.001 per share (“Senior Common Stock”) and our 6.00% Series F Cumulative Redeemable Preferred Stock, par value $0.001 per share (“Series F Preferred Stock”), are not listed or traded on any exchange or automated quotation system.

Our properties are geographically diversified and our tenants cover a broad cross section of business sectors and range in size from small to very large private and public companies, many of which are corporations that do not have publicly-rated debt. We have historically entered into, and intend in the future to enter into, purchase agreements for real estate having net leases with terms of approximately seven to 15 years with built-in rental rate increases. Under a net lease, the tenant is required to pay most or all operating, maintenance, repair and insurance costs and real estate taxes with respect to the leased property.

We actively communicate with buyout funds, real estate brokers and other third parties to locate properties for potential acquisition or to provide mortgage financing in an effort to build our portfolio. We target secondary growth markets that possess favorable economic growth trends, diversified industries, and growing population and employment.

We conduct substantially all of our business activities through an Umbrella Partnership Real Estate Investment Trust structure, by which all of our properties are held, directly or indirectly, by the Operating Partnership. We control the sole general partner of the Operating Partnership and currently own, directly or indirectly, approximately 99.3% of the common units of limited partnership interest in the Operating Partnership (“OP Units”). We have in the past issued, and may in the future issue, OP Units in connection with the acquisition of commercial real estate, and thereby potentially expand the number of limited partners of the Operating Partnership. Limited partners who hold limited partnership units in our Operating Partnership for at least one year will generally be entitled to cause us to redeem these units for cash or, at our election, shares of our common stock on a one-for-one basis.

Our Adviser is an affiliate of ours and a registered investment adviser under the Investment Advisers Act of 1940, as amended. Our Adviser is responsible for managing our business on a daily basis and identifying and making acquisitions and dispositions that it believes satisfy our investment criteria.

Our executive offices are located at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102, and our telephone number is (703) 287-5800. Our website address is www.GladstoneCommercial.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filings that we make with the SEC.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus involves substantial risks. You should carefully consider the risk factors incorporated by reference herein from our Annual Report on Form  10-K for the year ended December 31, 2021, and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key risk factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Forward-Looking Statements” above.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the acquisition of additional properties, capital expenditures and/or improvements to properties in our portfolio, distributions to stockholders and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of capital stock, par value $0.001 per share, 62,292,200 of which are classified as common stock, 6,760,000 of which are classified as Series E Preferred Stock, 950,000 of which are classified as Senior Common Stock, 25,997,800 of which are classified as Series F Preferred Stock and 4,000,000 of which are classified as Series G Preferred Stock. Under our charter, our board of directors is authorized to classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of such stock. Our board of directors may also, without stockholder approval, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that we have authority to issue.

For purposes of this section “Description of Capital Stock,” we refer to our common stock which is listed on Nasdaq under the symbol “GOOD” as our “Listed Common Stock” and we refer to our non-listed senior common stock as our “Senior Common Stock.” We collectively refer to our Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock as our “Preferred Stock,” where appropriate.

The following summary description of our capital stock is not necessarily complete and is qualified in its entirety by reference to our charter and bylaws, as amended, each of which has been filed with the SEC, as well as applicable provisions of the MGCL.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year for the purpose of electing the class of directors whose term is up for election and to conduct other business that may be properly brought before the stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chairman, our chief executive officer or our president and must be called by our secretary upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at a meeting. In general, the presence in person or by proxy of a majority of the outstanding shares, exclusive of excess shares (described in “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Restrictions on Ownership and Transfer,” below), shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a plurality of all votes cast at such a meeting is sufficient to elect any director.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for a conversion, our charter provides for approval of these matters by a majority of all the votes entitled to be cast on the matter.

Stockholders may, by the affirmative vote of at least two-thirds of all votes entitled to be cast generally in the election of directors, elect to remove a director for cause. Stockholders do not have the ability to vote to replace our Adviser or to select a new adviser.

Repurchases of Excess Shares

We have the authority to redeem “excess shares” (as defined in our charter) immediately upon becoming aware of the existence of excess shares or after giving the holder of the excess shares 30 days to transfer the excess shares to a person whose ownership of such shares would not exceed the ownership limit, and therefore such shares would no longer be considered excess shares. The price paid upon redemption by us shall be the lesser of the price paid for such excess shares by the stockholder holding the excess shares or the fair market value of the excess shares, see “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Restrictions on Ownership and Transfer.”

Common Stock

Certificates

Generally, we will not issue stock certificates. Shares of common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected simply by mailing to us a duly executed transfer form. Upon the issuance of shares of common stock, we will send on request to each stockholder a written statement which will include all information that is required to be written upon stock certificates pursuant to the MGCL.

Other Matters

The transfer and distribution paying agent and registrar for our common stock is Computershare, Inc.

Listed Common Stock

Voting Rights

Each share of Listed Common Stock is entitled to one vote on each matter to be voted upon by our stockholders, including the election of directors, and, except as provided with respect to any other class or series of capital stock, the holders of the Listed Common Stock possess exclusive voting power. There is no cumulative voting in the election of directors which means that the holders of a majority of the outstanding shares of Listed Common Stock can elect all of the directors then standing for election and that the holders of the remaining shares are not able to elect any directors.

Dividends, Liquidations and Other Rights

Holders of Listed Common Stock are entitled to receive distributions, when authorized by our board of directors and declared by us, out of assets legally available for the payment of distributions. We currently pay distributions on the Listed Common Stock on a monthly basis. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock, including the Senior Common Stock and our Preferred Stock, and the provisions of our charter regarding restrictions on transfer and ownership of shares of our capital stock.

Holders of our Listed Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer and ownership of shares of our capital stock contained in our charter, all shares of Listed Common Stock have equal distribution, liquidation and other rights.

Senior Common Stock

Voting Rights

Holders of our Senior Common Stock have no voting rights, except as set forth below or as otherwise from time to time required by law. So long as any shares of Senior Common Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of the Senior Common Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately by class), amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Senior Common Stock or the holders thereof.

Dividends, Liquidations and Other Rights

The Senior Common Stock has priority over the Listed Common Stock with respect to payment of distributions and is pari passu with the Listed Common Stock with respect to distribution of amounts upon liquidation, dissolution or winding up; however, the Senior Common Stock ranks junior to our Preferred Stock with respect to payment of distributions and distribution of amounts upon liquidation, dissolution or winding up. The Senior Common Stock will be entitled to receive, subject to the preferential rights of our Preferred Stock (and any other preferred stock that we may issue in the future), when and as authorized by our board of directors and declared by us, out of funds legally available for payment of distributions, cash distributions in an amount equal to $1.05 per share per annum, declared daily and paid at the rate of $0.0875 per share per month. Distributions are cumulative from the date of issue of the shares and are payable monthly on or about the 5th business day of the month following the month in which such distributions are earned.

Exchange Option

Holders of Senior Common Stock have the right, but not the obligation, after the 5th anniversary of the issuance of the shares of Senior Common Stock proposed to be exchanged, to exchange any or all of such shares of Senior Common Stock for our Listed Common Stock at a predetermined exchange ratio (the “Exchange Ratio”). The Exchange Ratio is calculated by dividing $15.00 by the greatest of (i) the Closing Trading Price of the Listed Common Stock on the date on which such shares of Senior Common Stock were originally issued, (ii) the Book Value Per Share of the Listed Common Stock as determined as of the date on which such shares of Senior Common Stock were originally issued, and (iii) $13.68. For this purpose, “Book Value Per Share” means, as of a given date, the common stockholders’ equity (as reflected in our most recent public filing with the SEC) divided by the number of outstanding shares of common stock as of the same date. “Closing Trading Price” means, on any date of determination, (i) the most recently reported closing price per share of the Listed Common Stock as of such date on Nasdaq, or (ii) if, as of such date, the Listed Common Stock is not traded on Nasdaq, the most recently reported closing price per share of the Listed Common Stock on the primary stock exchange on which the Listed Common Stock is then listed for trading, or (iii) if, as of such date, the Listed Common Stock is not listed for trading on any stock exchange, the closing bid price for the Listed Common Stock on the Over-the-Counter Bulletin Board, or (iv) if neither (i), (ii) or (iii) apply, the last reported bid price on the over-the-counter market or on the Pink Sheets, or (v) if there is no longer any public market for the Listed Common Stock as of such date, the fair market value of a share of Listed Common Stock as determined in good faith by our board of directors.

Solely for purposes of determining when shares of Senior Common Stock become exchangeable, shares of Senior Common Stock purchased by a holder on dates subsequent to such holder’s initial purchase of Senior Common Stock (excluding shares issued pursuant to such holder’s participation in a distribution reinvestment plan of the Company, if any) will be deemed to have been issued on their respective issuance dates and, accordingly, the 5-year holding periods for such shares will commence from their respective issuance dates. In addition, any shares issued pursuant to a distribution reinvestment plan of the Company, if any, will be deemed to have been issued, and the five-year holding periods for such shares will be deemed to commence, on the date of issuance of the shares of Senior Common Stock purchased by the holder to which the shares issued pursuant to such Company’s distribution reinvestment plan relate.

All accumulated and unpaid distributions on the Senior Common Stock shall be paid to the holder through the date of exchange.

Automatic Conversion

Each share of Senior Common Stock will be converted into Listed Common Stock in accordance with the Exchange Ratio automatically upon any of the following events:

•

an acquisition of the Company by another company by means of any transaction or series of related transactions to which we are a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of our voting securities outstanding immediately prior to such transaction continue to retain at least 50% of the total voting power represented by our voting securities or those of such other surviving entity outstanding immediately after such transaction or series of transactions;

•	a sale of all or substantially all of our assets; or

•	a liquidation, dissolution or winding up of the Company.

All accumulated and unpaid distributions on the Senior Common Stock shall be paid to the holder through the date of conversion.

Call Option

Shares of Senior Common Stock are callable for cash at our option, in whole or in part, at a redemption price equivalent to $15.30 per share, plus accumulated and unpaid distributions thereon to the date fixed for redemption.

Anti-Dilution

If the outstanding Listed Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other company by reason of any reclassification, recapitalization, share split, combination of shares, or share distribution, appropriate adjustment will be made to the number of shares and relative terms of the Senior Common Stock. There will be no anti-dilution adjustment upon the future sale of additional shares of Listed Common Stock, regardless of the price at which the Senior Common Stock is sold.

Valuation

Beginning with the quarter ended September 30, 2014, we have determined the value of the Senior Common Stock on a quarterly basis. This value is determined as of the last day of each quarter and is posted to our website at www.GladstoneCommercial.info. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus or incorporated into any other filings that we make with the SEC.

Preferred Stock

General

Subject to limitations prescribed by the MGCL and our charter, our board of directors is authorized to issue, from the authorized but unissued shares of stock, shares of preferred stock in class or series and to establish from time to time the number of shares of preferred stock to be included in the class or series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of each class or series. Our board may also increase the number of shares in any existing class or series.

Existing Series of Preferred Stock

Our board of directors has classified the following series of Preferred Stock:

•	6,760,000 shares of Series E Preferred Stock;

•	26,000,000 shares of Series F Preferred Stock; and

•	4,000,000 shares of Series G Preferred Stock.

Series E Preferred Stock

Voting Rights

Holders of Series E Preferred Stock generally have no voting rights. However, if dividends on any shares of the Series E Preferred Stock are in arrears for 18 or more consecutive months, holders of the Series E Preferred Stock (voting together as a single class with holders of shares of any series of our preferred stock equal in rank with the Series E Preferred Stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional directors to serve on our board of directors until all dividends for the past dividend periods are fully paid or declared and set apart for payment. In addition, we may not amend the charter, including the designations, rights, preferences, privileges or limitations in respect of the Series E Preferred Stock, whether by merger, consolidation or otherwise, in a manner that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series E Preferred Stock without the affirmative vote of the holders of at least two-thirds of the shares of Series E Preferred Stock then outstanding.

Dividends, Liquidation Preference and Other Rights

Holders of Series E Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, preferential cumulative cash dividends on the Series E Preferred Stock at a rate of 6.625%

per annum of the $25.00 per share liquidation preference (equivalent to $1.65625 per annum per share). Beginning on the date of issuance, dividends on the Series E Preferred Stock are payable monthly in arrears and are cumulative.

If we liquidate, dissolve or wind up, holders of the Series E Preferred Stock will have the right to receive the $25.00 per share liquidation preference, plus an amount equal to any accrued and unpaid dividends to and including the date of payment, but without interest, before any payment is made to the holders of our common stock (including our Listed Common Stock and Senior Common Stock) or any other class or series of our capital stock ranking junior to the Series E Preferred Stock as to liquidation rights.

With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series E Preferred Stock will be equal in rank with our Series F Preferred Stock, our Series G Preferred Stock and all other equity securities we issue, the terms of which specifically provide that such equity securities rank on a parity with the Series E Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; senior to our common stock (including our Listed Common Stock and Senior Common Stock); and junior to all our existing and future indebtedness.

Generally, we are not permitted to redeem the Series E Preferred Stock prior to October 4, 2024, except in limited circumstances relating to our ability to qualify as a REIT and pursuant to the special optional redemption provision described below. On and after October 4, 2024, we may, at our option, redeem the Series E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose.

In addition, upon the occurrence of a change of control or delisting event, as a result of which neither our common stock nor the common securities of the acquiring or surviving entity (or American Depositary Receipts representing such securities) is listed on the New York Stock Exchange, the NYSE American or Nasdaq, or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series E Preferred Stock, in whole or in part, within 120 days after the first date on which such change of control or delisting event occurred, by paying $25.00 per share, plus an amount equal to any accrued and unpaid dividends to, but not including, the date of redemption. Should a change of control or delisting event occur, each holder of Series E Preferred Stock may, at its sole option, elect to cause us to redeem any or all of such holder’s shares of Series E Preferred Stock in cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends, to, but not including, the redemption date, no earlier than 30 days and no later than 60 days following the date we notify holders of the change of control or delisting event.

Shares of Series E Preferred Stock are not convertible into or exchangeable for any other securities or property. The Series E Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund.

Series F Preferred Stock

Voting Rights

Holders of Series F Preferred Stock generally have no voting rights. However, if dividends on any shares of the Series F Preferred Stock are in arrears for 18 or more consecutive months, holders of the Series F Preferred Stock (voting together as a single class with holders of shares of any series of our preferred stock equal in rank with the Series F Preferred Stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional directors to serve on our board of directors until all dividends for the past dividend periods are fully paid or declared and set apart for payment. In addition, we may not amend the charter, including the designations, rights, preferences, privileges or limitations in respect of the Series F Preferred Stock, whether by merger, consolidation or otherwise, in a manner that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series F Preferred Stock without the affirmative vote of the holders of at least two-thirds of the shares of Series F Preferred Stock then outstanding.

Dividends and Liquidation Preference

Holders of shares of the Series F Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors (or a duly authorized committee of the board) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 6.00% per annum of the liquidation preference of $25.00 per share (equivalent to a fixed annual amount of $1.50 per share). Beginning on the date of issuance, dividends on the Series F Preferred Stock are payable monthly in arrears and are cumulative.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series F Preferred Stock will be entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends on such shares to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series F Preferred Stock as to liquidation rights.

With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series F Preferred Stock will be equal in rank with our Series E Preferred Stock, our Series G Preferred Stock and all other equity securities we issue, the terms of which specifically provide that such equity securities rank on a parity with the Series F Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; senior to our common stock (including our Listed Common Stock and Senior Common Stock); and junior to all our existing and future indebtedness.

Redemption

Optional Redemption Following Death of a Holder

Subject to the restrictions described under “—Stockholder Redemption Option,” and the terms and procedures described below under “-Redemption Procedures,” commencing on the date of original issuance and terminating upon the listing of the Series F Preferred Stock on Nasdaq or another national securities exchange, shares of Series F Preferred Stock held by a natural person upon his or her death will be redeemed at the written request of the holder’s estate for a cash payment of $25.00 per share of Series F Preferred Stock on the Death Redemption Date, which is the tenth calendar day following delivery of the request of such holder’s estate to redeem shares of the Series F Preferred Stock, or if such tenth calendar day is not a business day, on the next succeeding business day.

Stockholder Redemption Option

Subject to the restrictions described herein, and the terms and procedures described below under “-Redemption Procedures,” commencing on the date of original issuance (or, if after the date of original issuance our board of directors suspends the redemption program of the holders of the Series F Preferred Stock, on the date our board of directors reinstates such program) and terminating on the earlier to occur of (1) the date upon which our board of directors, by resolution, suspends or terminates the redemption program, and (2) the date on which shares of the Series F Preferred Stock are listed on Nasdaq or another national securities exchange, holders of the Series F Preferred Stock may, at their option, require us to redeem any or all of their shares of Series F Preferred Stock for a cash payment of $22.50 per share of Series F Preferred Stock on the Stockholder Redemption Date, which is the tenth calendar day following delivery of such holder’s request to redeem shares of the Series F Preferred Stock, or if such tenth calendar day is not a business day, on the next succeeding business day. The maximum dollar amount that we will make available each calendar year to redeem shares of Series F Preferred Stock will not be subject to an annual limit; provided, that our obligation to redeem shares of Series F Preferred Stock is limited to the extent that our board of directors determines, in its sole and absolute discretion, that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption; and is also limited to the extent our board of directors suspends or terminates the optional redemption right at any time or for any reason, including after delivery of a Stockholder Redemption Notice but prior to the corresponding Stockholder Redemption Date.

Redemption Procedures

To require us to redeem shares of Series F Preferred Stock, a holder or estate of a holder, as applicable, must deliver a notice of redemption, by overnight delivery or by first class mail, postage prepaid to us at our principal executive offices. Each such notice must be an original, notarized copy and must state: (1) the name and address of the stockholder whose shares of Series F Preferred Stock are requested to be redeemed, (2) the number of shares of Series F Preferred Stock requested to be redeemed, (3) the name of the broker dealer who holds the shares of Series F Preferred Stock requested to be redeemed, the stockholder’s account number with such broker dealer and such broker dealer’s participant number for DTC and (4) in the case of a notice to redeem upon the death of a holder, a certified copy of the death certificate (and such other evidence that is satisfactory to us in our sole discretion) for the natural person who previously held the shares to be redeemed.

If, as a result of the limitations described under “-Stockholder Redemption Option,” the optional redemption right has not been suspended or terminated but fewer than all shares for which a notice of redemption was delivered to us are to be redeemed, the number of shares to be redeemed will be pro rata based on the number of shares of Series F Preferred Stock for which each holder timely submitted a notice of redemption. If a Stockholder Redemption Date is also a Death Redemption Date, the limitations described under “-Stockholder Redemption Option” shall first be applied to any redemption requested upon the death of the holder and then to shares to be redeemed pursuant to the Stockholder Redemption Option.

Upon any redemption of shares of Series F Preferred Stock, the holder thereof will also be entitled to receive a sum equal to all accumulated and unpaid dividends on such shares to, but excluding, the applicable Stockholder Redemption Date or Death Redemption Date (unless such Stockholder Redemption Date or Death Redemption Date falls after a dividend record date and on or prior to the corresponding dividend payment date, in which case each holder of shares of Series F Preferred Stock on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of shares of Series F Preferred Stock that are redeemed on such Stockholder Redemption Date or Death Redemption Date will be entitled to the dividends, if any, occurring after the end of the dividend period to which such dividend payment date relates up to, but excluding, the Stockholder Redemption Date or Death Redemption Date, as the case may be). Upon the redemption of any shares of Series F Preferred Stock, such shares of Series F Preferred Stock will cease to be outstanding, dividends with respect to such shares of Series F Preferred Stock will cease to accumulate and all rights whatsoever with respect to such shares (except the right to receive the per share cash payment for the redeeming shares) will terminate.

We may suspend or terminate the redemption program at any time in our sole discretion.

Optional Redemption by the Company

Except in certain limited circumstances relating to maintaining our qualification as a REIT as described in “Restrictions on Ownership and Transfer,” we cannot redeem the Series F Preferred Stock prior to the later of (1) first anniversary of the Termination Date and (2) June 1, 2024.

On and after the later of (1) first anniversary of the Termination Date and (2) June 1, 2024, at our sole option upon not less than 30 nor more than 60 days’ written notice, we may redeem shares of the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends on such shares to, but excluding, the date fixed for redemption, without interest. Holders of Series F Preferred Stock to be redeemed must then surrender such Series F Preferred Stock at the place designated in the notice. Upon surrender of the Series F Preferred Stock, the holders will be entitled to the redemption price. If notice of redemption of any shares of Series F Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series F Preferred Stock to be redeemed, then from and after the redemption date, dividends will cease to accumulate on those shares of Series F Preferred Stock, those shares of Series F Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series F Preferred Stock is to be redeemed, the Series F Preferred Stock to be redeemed will be selected (1) pro rata, (2) by lot or (3) by any other fair and equitable method that our board of directors may choose.

Unless full cumulative dividends for all applicable past dividend periods on all shares of Series F Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment), no shares of Series F Preferred Stock will be redeemed. In such event, we also will not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock (except by exchange for our capital stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation). However, the foregoing will not prevent us from purchasing shares of Series F Preferred Stock pursuant to our charter, in order to ensure that we continue to meet the requirements for qualification as a REIT, or from acquiring shares of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation. Upon listing, if any, of the Series F Preferred Stock on Nasdaq or another national securities exchange, so long as no dividends are in arrears, we will be entitled at any time and from time to time to repurchase shares of Series F Preferred Stock in open-market transactions duly authorized by the board of directors and effected in compliance with applicable laws.

We will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request our agent, on behalf of us, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice will be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice will state: (1) the date for redemption; (2) the number of Series F Preferred Stock to be redeemed; (3) the CUSIP number for the Series F Preferred Stock; (4) the applicable redemption price on a per share basis; (5) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (6) that dividends on the Series F Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (7) the applicable provisions of our charter under which such redemption is made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder will also specify the number of Series F Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any such notice that such redemption is subject to one or more conditions precedent and that we will not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof will affect the validity of redemption proceedings, except as required by applicable law. If a redemption date falls after a record date and on or prior to the corresponding dividend payment date, each holder of Series F Preferred Stock at the close of business on that record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date, and the redemption price received by the holder on the redemption date will be $25.00 per share.

Series G Preferred Stock

Voting Rights

Holders of Series G Preferred Stock generally have no voting rights. However, if dividends on any shares of the Series G Preferred Stock are in arrears for 18 or more consecutive months, holders of the Series G Preferred Stock (voting together as a single class with holders of shares of any series of our preferred stock equal in rank with the Series G Preferred Stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional directors to serve on our board of directors until all dividends for the past dividend periods are fully paid or declared and set apart for payment. In addition, we may not amend the charter, including the designations, rights, preferences, privileges or limitations in respect of the Series G Preferred Stock, whether by merger, consolidation or otherwise, in a manner that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series G Preferred Stock without the affirmative vote of the holders of at least two-thirds of the shares of Series G Preferred Stock then outstanding.

Dividends, Liquidation Preference and Other Rights

Holders of Series G Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, preferential cumulative cash dividends on the Series G Preferred Stock at a rate of 6.00% per annum of the $25.00 per share liquidation preference (equivalent to $1.50 per annum per share). Beginning on the date of issuance, dividends on the Series G Preferred Stock are payable monthly in arrears and are cumulative.

If we liquidate, dissolve or wind up, holders of the Series G Preferred Stock will have the right to receive the $25.00 per share liquidation preference, plus an amount equal to any accrued and unpaid dividends to and including the date of payment, but without interest, before any payment is made to the holders of our common stock (including our Listed Common Stock and Senior Common Stock) or any other class or series of our capital stock ranking junior to the Series G Preferred Stock as to liquidation rights.

With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series G Preferred Stock will be equal in rank with our Series E Preferred Stock and Series F Preferred Stock and any future class or series of our capital stock expressly designated as ranking on parity with the Series G Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; senior to our common stock (including our Listed Common Stock and Senior Common Stock); and junior to all our existing and future indebtedness.

Generally, we are not permitted to redeem the Series G Preferred Stock prior to June 28, 2026, except in limited circumstances relating to our ability to qualify as a REIT and pursuant to the special optional redemption provision described below. On and after June 28, 2026, we may, at our option, redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose.

In addition, upon the occurrence of a change of control or delisting event, as a result of which neither our common stock nor the common securities of the acquiring or surviving entity (or American Depositary Receipts representing such securities) is listed on the New York Stock Exchange, the NYSE American or Nasdaq, or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series G Preferred Stock, in whole or in part, within 120 days after the first date on which such change of control or delisting event occurred, by paying $25.00 per share, plus an amount equal to any accrued and unpaid dividends to, but not including, the date of redemption. Should a change of control or delisting event occur, each holder of Series G Preferred Stock may, at its sole option, elect to cause us to redeem any or all of such holder’s shares of Series G Preferred Stock in cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends, to, but not including, the redemption date, no earlier than 30 days and no later than 60 days following the date we notify holders of the change of control or delisting event.

Shares of Series G Preferred Stock are not convertible into or exchangeable for any other securities or property. The Series G Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund.

Future Classes or Series of Preferred Stock

The following description of the terms of our preferred stock sets forth general terms and provisions of our preferred stock to which an accompanying prospectus supplement may relate. Specific terms of any class or series of preferred stock offered by an accompanying prospectus supplement will be described in that prospectus supplement. The description set forth below is subject to and qualified in its entirety by reference to the articles supplementary to our charter fixing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of a particular class or series of preferred stock.

If we offer preferred stock pursuant to this prospectus, an accompanying prospectus supplement will describe the specific terms of the class or series of shares of preferred stock being offered, including, but not limited to:

•	the title and stated value of the class or series of shares of preferred stock and the number of shares constituting that class or series;

•	the number of shares of the class or series of shares of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the class or series;

•	the date from which dividends on shares of preferred stock of the class or series shall cumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the class or series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the class or series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the class or series, and any restriction on our ability to exercise those redemption and repurchase rights;

•	any listing of the class or series of shares of preferred stock on any securities exchange or market;

•

the terms and conditions, if applicable, upon which shares of preferred stock of the class or series will be convertible into shares of preferred stock of another class or series or common stock, including the conversion price, or manner of calculating the conversion price, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the shares of preferred stock of the class or series;

•	preemption rights, if any;

•	whether interests in shares of preferred stock of the class or series will be represented by global securities;

•	a discussion of federal income tax considerations applicable to shares of preferred stock of the class or series to the extent not discussed in “Material U.S. Federal Income Tax Considerations;”

•	the relative ranking and preferences of shares of preferred stock of the class or series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

to the extent not otherwise addressed in this prospectus, any limitations on issuance of any class or series of shares of preferred stock ranking senior to or on a parity with the class or series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the class or series, in each case as may be appropriate to preserve our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), among other purposes;

•	the registrar and transfer agent for the shares of preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the class or series of shares of preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Restrictions on ownership and transfer of our common stock and Preferred Stock are designed to preserve our status as a REIT, among other purposes, and, therefore, may act to prevent or hinder a change of control. See “Certain Provisions of Maryland Law and of Our Charter And Bylaws—Restrictions on Ownership and Transfer” below.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more trust indentures to be executed by us and U.S. Bank Trust Company, National Association, as trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which an accompanying prospectus supplement may relate. The particular terms of the debt securities offered by an accompanying prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the accompanying prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).

Except as set forth in the applicable indenture and described in an accompanying prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The accompanying prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:

•	their title and whether they are senior securities or subordinated securities (including their ranking and terms of any subordination provisions);

•	their initial aggregate principal amount and any limit on their aggregate principal amount;

•

the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

•

the terms, if any, upon which they may be convertible into shares of our common stock or preferred stock and the terms and conditions upon which a conversion will be effected, including the initial conversion price or rate and the conversion period;

•	if convertible or exchangeable, the portion of the principal amount that is convertible or exchangeable into common stock or preferred stock, or the method by which any portion will be determined;

•	if convertible or exchangeable, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which they are convertible or exchangeable;

•	the date or dates, or the method for determining the date or dates, on which the principal will be payable;

•	the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

•

the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined, the person to whom the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places where the principal (and premium, if any) and interest, if any, will be payable, where they may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

•

our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

•

if other than U.S. dollars, the currency or currencies in which they are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

•

whether the payments of principal (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based upon a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

•	any additions to, modifications of or deletions from their terms with respect to the events of default or covenants set forth in the indenture;

•	any provisions for collateral security or guarantees for their repayment;

•	whether they will be issued in certificated or book-entry form;

•

whether they will be in registered or bearer form and, if in registered form, the denominations if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations and related terms and conditions;

•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•

whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

•	any other terms and any deletions from or modifications or additions to the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the accompanying prospectus supplement.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

•

we are the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and existing under U.S. or state law and expressly assumes payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•

immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions will be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the accompanying prospectus supplement.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):

•	our failure to pay any installment of interest;

•	our failure to pay their principal (or premium, if any) at their maturity;

•	our failure to make any required sinking fund payment;

•	our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except a:

•	payment default; or

•	covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.

Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

Subject to the indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described herein, including any addition of a covenant or other provision providing event risk or similar protection.

Modification of the Indenture

The indenture will provide that it may be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:

•	change the stated maturity date of the principal (or premium, if any) of or any installment of interest, if any, on the debt securities;

•	reduce the principal amount (or premium, if any) of or the interest, if any, on the debt securities or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal (or premium, if any) of or interest, if any, on the debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture;

•	waive a redemption payment, if any, with respect to the debt securities or change any of the provisions with respect to the redemption of the debt securities; or

•	modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.

Redemption of Debt Securities

The debt securities may be redeemed at any time at our option, in whole or in part, to protect our status as a REIT. The debt securities will also be subject to optional or mandatory redemption on terms and conditions described in the accompanying prospectus supplement.

Conversion of Debt Securities

The terms and conditions, if any, upon which any debt securities are convertible into shares of our common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. The terms will include:

•	whether the debt securities are convertible into shares of our common stock or preferred stock;

•	the conversion price (or the manner of calculating the price);

•	the conversion period;

•	the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

•	any restrictions on conversion.

Subordination

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the accompanying prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the accompanying prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the accompanying prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law

The indenture for the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the accompanying prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in an accompanying prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information” in the accompanying prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of our preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders. The depositary will distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of our preferred stock shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a class or series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such class or series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of such depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such depositary shares.

Voting Our Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for our preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary may abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of our preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of our preferred stock and any redemption of our preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from the Company that are delivered to the depositary and that we are required to furnish to holders of preferred stock.

Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary and the Company under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Restrictions on Ownership

The deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. Such restrictions will be described in the accompanying prospectus supplement and will be referenced on the applicable depositary receipts.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase one or more series or classes of common stock, preferred stock, debt securities and depositary shares. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The accompanying prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for common stock, preferred stock, debt securities or depositary shares upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the number and terms of the common stock, preferred stock, debt securities or depositary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

Classification of our Board of Directors

Our board of directors is currently comprised of seven members. Our board is divided into three classes of directors. Directors of each class are elected for a term expiring at the annual meeting of stockholders held in the third year following their election and until their respective successor is duly elected and qualifies, and each year one class of directors will be elected by the stockholders. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our directors. Holders of shares of our capital stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the capital stock entitled to vote are able to elect all of the successors of the class of directors whose terms expire at that meeting.

Our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, our classified board could increase the likelihood that incumbent directors will retain their positions. The classified terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us or another transaction that might involve a premium price for our common stock that might be in the best interest of our stockholders.

Removal of Directors

Any director may be removed only for cause by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT, not more than 50% (by value) of our outstanding stock may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. We may prohibit certain acquisitions and transfers of shares of our stock to maintain our qualification as a REIT under the Code. However, no assurance can be given that this prohibition will be effective.

In order to assist our board of directors in preserving our status as a REIT, among other purposes, our charter contains an ownership limit which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial or constructive ownership of more than 9.8% of the outstanding shares of our capital stock (which includes our common stock and preferred stock). Shares owned by a person or a group of persons in excess of the ownership limit are deemed “excess shares.” Shares owned by a person who individually owns of record less than 9.8% of outstanding shares may nevertheless be excess shares if the person is deemed part of a group for purposes of this restriction.

Our charter stipulates that any purported issuance or transfer of shares shall be valid only with respect to those shares that do not result in the transferee-stockholder owning shares in excess of the ownership limit or in our disqualification as a REIT under the Code. If the transferee-stockholder acquires excess shares, the person is considered to have acted as our agent and holds the excess shares on behalf of the ultimate stockholder.

The ownership limit does not apply to offerors which, in accordance with applicable federal and state securities laws, make a cash tender offer, where at least 90% of the outstanding shares of our stock (not including shares or subsequently issued securities convertible into common stock which are held by the tender offeror and any “affiliates” or “associates” thereof within the meaning of the Exchange Act) are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of our stock. The ownership limit also does not apply to a person or persons which our directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized.

We have the authority to (a) redeem excess shares upon becoming aware of the existence of excess shares after giving the holder of the excess shares written notice of the redemption not less than one week prior to the redemption date, or (b) grant the holder 30 days to transfer the excess shares to any person or group of persons whose ownership of such shares would not exceed the ownership limit, in which case such shares would no longer be considered excess shares. The price paid upon redemption by us shall be the lesser of the price paid for such excess shares by the stockholder holding the excess shares or the fair market value of the excess shares.

Distributions

Distributions will be paid to stockholders as of the close of business on the applicable record date selected by our board of directors. We are required to make distributions to our stockholders sufficient to satisfy the REIT requirements. If we satisfy the REIT requirements, we generally will not be subject to federal corporate income tax on any income that we distribute to our stockholders.

Unless otherwise specified in the governing instrument of the capital stock, distributions will be paid at the discretion of our board of directors based upon our earnings, cash flow, general financial condition and applicable law. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow, which we expect to receive during a later period of the year and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. We may borrow to make distributions if the borrowing is necessary to maintain our REIT status, or if the borrowing is part of a liquidation strategy whereby the borrowing is done in anticipation of the sale of properties and the proceeds will be used to repay the loan.

Information Rights

Any stockholder, or his or her agent, upon written request, may, during usual business hours and for any lawful and proper purpose, inspect and copy our bylaws, minutes of the proceedings of our stockholders, our annual financial statements and any voting trust agreement that is on file at our principal office. In addition, one or more stockholders who together are, and for at least six months have been, record holders of 5% of any class of our stock are entitled to inspect and copy our stockholder list and books of account upon written request. The list will include the name and address of, and the number of shares owned by, each stockholder and will be available at our principal office within 20 days of the stockholder’s request. A 5% stockholder may also request in writing a statement of our affairs.

The rights of stockholders described herein are in addition to, and do not adversely affect rights provided to investors under, Rule 14a-7 promulgated under the Exchange Act, which provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders, or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution themselves.

Business Combinations

The MGCL prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. The MGCL defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock; and

•

two-thirds of the votes entitled to be cast by holders of the voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Our board of directors has by resolution exempted any business combination between the corporation and our officers and directors from these provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of our officers and directors unless our board later resolves otherwise.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected to be subject to each of the above provisions of Title 3, Subtitle 8 of the MGCL.

Amendments to Our Charter and Bylaws

Our charter generally may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue.

Each of our board of directors and stockholders has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, except for a conversion, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Operations

We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

Term and Termination

Our charter provides for us to have a perpetual existence. Pursuant to our charter, and subject to the provisions of any of our classes or series of stock then outstanding and if declared advisable by a majority of the entire board of directors, our stockholders by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve our liquidation and dissolution.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record at the time of the provision of notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors at which directors are to be elected pursuant to our notice of the meeting may be made only:

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record at the time of the provision of notice, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Power to Issue Additional Shares

We currently do not intend to issue any securities other than the shares described in this prospectus, although we may do so at any time, including upon the redemption of limited partnership interests that we may issue in connection with acquisitions of real property. We believe that the power to issue additional shares of stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interest.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved at a special meeting by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer, or, if no such meeting is held, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

We have not opted out of the control share acquisition statute.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of the MGCL, the classification of our board of directors, the restrictions on the transfer and ownership of stock and the advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interests.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the current material federal income tax consequences generally resulting from our election to be taxed as a REIT and the current material federal income tax considerations relating to the ownership and disposition of our common stock and preferred stock. As used in this section, the terms “we” and “our” refer solely to Gladstone Commercial Corporation and not to our subsidiaries and affiliates.

This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. This discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under “—Taxation of Tax-Exempt Stockholders”), financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “—Taxation of Non-U.S. Stockholders”) and other persons subject to special tax rules. Moreover, this summary assumes that our stockholders hold our stock as a capital asset for federal income tax purposes, which generally means property held for investment. The statements in this section are based on the current federal income tax laws, including the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

As discussed below in “—Taxation in Connection with Holding Securities other than our Stock,” we intend to describe in any prospectus supplement related to the offering of our debt securities, depositary shares or subscription rights, the material federal income tax considerations relating to the ownership and disposition of such securities as will be sold by us pursuant to that prospectus supplement.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of acquisition, ownership and disposition of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended December 31, 2003. We believe that, beginning with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. No assurances can be given that our beliefs or expectations will be fulfilled, however, since qualification as a REIT depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results.

The sections of the Code relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations and administrative and judicial interpretations thereof.

In connection with the filing of this registration statement, Bass, Berry & Sims PLC has rendered an opinion that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code for our taxable years ended December 31, 2018 through December 31, 2021, and our organization and current and proposed method of operation will enable us to continue to qualify for taxation as a REIT for our taxable year ending December 31, 2022 and in the future.

Investors should be aware that Bass, Berry & Sims PLC’s opinion is based on the federal income tax laws governing qualification as a REIT as of the date of such opinion, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks only as of the date issued. In addition, Bass, Berry & Sims PLC’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and income, the diversity of the ownership of our capital stock and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of our gross income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Bass, Berry & Sims PLC will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular period will satisfy such requirements. Bass, Berry & Sims PLC’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see “—Failure to Qualify as a REIT” below.

If we maintain our qualification as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders because we will be entitled to a deduction for dividends that we pay. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. In general, income generated by a REIT is taxed only at the stockholder level if such income is distributed by the REIT to its stockholders. We will be subject to federal tax, however, in the following circumstances:

•

We are subject to the corporate federal income tax on any REIT taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We are subject to tax, at the highest corporate rate, on:

•

net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”), as described below under “—Gross Income Tests—Foreclosure Property,” that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•

We are subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless maintain our qualification as a REIT because we meet certain other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•

If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “—Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate (currently 21%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary, including the provision of services to us by a taxable REIT subsidiary, that are not conducted on an arm’s-length basis.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate rate applicable if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	The earnings of our taxable REIT subsidiaries are subject to federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

A REIT is a corporation, trust or association that satisfies each of the following requirements:

(1) It is managed by one or more trustees or directors;

(2) Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;

(3) It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e., the REIT provisions;

(4) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

(5) At least 100 persons are beneficial owners of its stock or ownership shares or certificates (determined without reference to any rules of attribution);

(6) During the last half of any taxable year, not more than 50% in value of its outstanding stock or shares of beneficial interest are owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities;

(7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to qualify to be taxed as a REIT for federal income tax purposes;

(8) It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

(9) It meets certain other requirements described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income.

We must satisfy requirements 1 through 4, and 8 during our entire taxable year and must satisfy requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides for restrictions regarding the ownership and transfer of our stock that should allow us to continue to satisfy these requirements. The provisions of the charter restricting the ownership and transfer of our stock are described in “Certain Provisions of Maryland Law And of Our Charter And Bylaws—Restrictions on Ownership and Transfer.” We believe we have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. For purposes of requirement 8, we have adopted December 31 as our year end for federal income tax purposes, and thereby satisfy this requirement.

Qualified REIT Subsidiaries. A “qualified REIT subsidiary” generally is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that is not treated as a taxable REIT subsidiary. A corporation that is a “qualified REIT subsidiary” is treated as a division of the REIT that owns, directly or indirectly, all of its stock and not as a separate entity for federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns the qualified REIT subsidiary. Consequently, in applying the REIT requirements described herein, the separate existence of any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, as determined under the federal income tax laws, generally is not treated as an entity separate from its owner for federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships, limited liability companies and trusts for state law purposes. Nevertheless, many of these entities currently are not treated as entities separate from their owners for federal income tax purposes because each such entity is treated as having a single owner for federal income tax purposes. Consequently, the assets and items of gross income of such entities will be treated as assets and items of gross income of their owners for federal income tax purposes, including the application of the various REIT qualification requirements.

An unincorporated domestic entity with two or more owners, as determined under the federal income tax laws, generally is taxed as a partnership for federal income tax purposes. In the case of a REIT that is an owner of an entity that is taxed as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the entity and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of our Operating Partnership and each other partnership, joint venture, or limited liability company that is taxed as a partnership for federal income tax purposes and in which we own a direct or indirect equity interest is treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “—Asset Tests”), our proportionate share would be based on our proportionate interest in the equity interests and certain debt securities issued by the entity. For all of the other asset and income tests, our proportionate share would be based on our proportionate interest in the capital of the entity.

Taxable REIT Subsidiaries. A REIT is permitted to own, directly or indirectly, up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT generally must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities, however, is automatically treated as a taxable REIT subsidiary without an election. Unlike a “qualified REIT subsidiary,” the separate existence of a taxable REIT subsidiary is not ignored for federal income tax purposes. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income for purposes of the gross income tests, as described below, if earned directly by the parent REIT. Accordingly, a taxable REIT subsidiary generally is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that a taxable REIT subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we will treat the distributions paid to us from such taxable REIT subsidiary, if any, as income. This treatment may affect our compliance with the gross income tests and asset tests. Because a REIT does not include the assets and income of taxable REIT subsidiaries in determining the REIT’s compliance with REIT requirements, such entities may be used by the REIT to undertake activities indirectly that the REIT requirements might otherwise preclude the REIT from doing directly or through a pass-through subsidiary (e.g., a partnership). If dividends are paid to us by one or more of our domestic taxable REIT subsidiaries that we may own, then a portion of such dividends that we distribute to our stockholders who are taxed at individual rates generally will be subject to federal income tax at the rates applicable to qualified dividend income rather than at the rates applicable to ordinary income. See “—Annual Distribution Requirements” and “—Taxation of Taxable U.S. Stockholders—Distributions.”

A taxable REIT subsidiary pays federal income tax at corporate rates on its taxable income for each taxable year. Restrictions imposed on REITs and their taxable REIT subsidiaries are intended to ensure that taxable REIT subsidiaries will be subject to appropriate levels of federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT and impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT, including services provided by a taxable REIT subsidiary to its parent REIT, or the REIT’s tenants that are not conducted on an arm’s-length basis. We may engage in certain activities, such as the provision of noncustomary tenant services or third-party management services, indirectly through a taxable REIT subsidiary to the extent that we determine that such activities could jeopardize our REIT status if we engaged in the activities directly. We also might dispose of an unwanted asset through a taxable REIT subsidiary as necessary or convenient to avoid the potential imposition of the 100% tax on income from prohibited transactions. See “—Gross Income Tests—Rents from Real Property” and “—Gross Income Tests—Prohibited Transactions.”

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these.

Cancellation of indebtedness income and gross income from a sale of property that we hold primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, any gains from “hedging transactions,” as defined in “—Hedging Transactions,” that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive for the use of our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

First, the rent must not be based in whole or in part on the income or profits of any person. Participating or percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue and not to any extent determined by reference to any person’s income or profits, in compliance with the rules above.

Second, we generally must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any tenant, referred to as a “related-party tenant,” other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. Because the constructive ownership rules are broad and it is not possible to monitor direct and indirect transfers of our stock continually, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified), other than a taxable REIT subsidiary.

Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related-party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own, directly or indirectly, more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”) will not be treated as “rents from real property.”

Third, we must not furnish or render noncustomary services, other than a de minimis amount of noncustomary services, as described below, to the tenants of our properties other than through an independent contractor from whom we do not derive or receive any income or through a taxable REIT subsidiary. We generally may provide services directly to our tenants, however, to the extent that such services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of noncustomary services to the tenants of a property, other than through an independent contractor from whom we do not derive or receive any income or a taxable REIT subsidiary, as long as the income attributable to the services (valued at not less than 150% of the direct cost of performing such services) does not exceed 1% of our gross income from such property. If the rent from a lease does not qualify as “rents from real property” because we furnish noncustomary services to the tenants of the property having a value in excess of 1% of our gross income from the related property, other than through a qualifying independent contractor or through a taxable REIT subsidiary, none of the rent from the property will qualify as “rents from real property.” We do not intend to provide any noncustomary services to our tenants, unless such services are provided through independent contractors from whom we do not derive or receive any income or through taxable REIT subsidiaries.

If the rent from a lease does not qualify as “rents from real property” because (1) the rent is based on the net income or profits of the tenant, (2) the lessee is a related-party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries, or (3) we furnish noncustomary services to the tenants of the property having a value in excess of 1% of our gross income from the related property, other than through a qualifying independent contractor or a taxable REIT subsidiary, we could lose our REIT status, unless we qualified for certain statutory relief provisions, because we might be unable to satisfy either the 75% or 95% gross income test.

Tenants may be required to pay, in addition to base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a lessee’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.” To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.

In addition, rent attributable to any personal property leased in connection with a lease of real property will not qualify as “rents from real property” if the rent attributable to such personal property exceeds 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year, or the personal property ratio. If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds

15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status, unless we were able to utilize certain statutory relief provisions. We believe that any income attributable to personal property will not jeopardize our ability to maintain our qualification as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of the personal property ratio for each of our leases, or that a court would agree with our calculation. If such a challenge were successful, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Interest. For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

We may invest opportunistically from time to time in mortgage debt and mezzanine loans. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan, determined as of (i) the date we agreed to acquire or originate the loan or (ii) in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property. The principal amount of the loan that is not secured by real property is the amount by which the loan exceeds the value of the real estate that is security for the loan.

Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We anticipate that any mezzanine loans that we originate or acquire typically will not meet all of the requirements for reliance on this safe harbor. Nevertheless, we intend to invest in any mezzanine loans in a manner that will enable us to continue to satisfy the gross income tests and asset tests.

Dividends. Dividends received by us from a taxable REIT subsidiary will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of the 75% and 95% gross income tests. Any dividends received by us from a qualified REIT subsidiary will be excluded from gross income for purposes of the 75% and 95% gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, and net income derived from such prohibited transactions is excluded from gross income solely for purposes of the 75% and 95% gross income tests. Whether a REIT holds an asset

“primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances that exist from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the resulting imposition of the 100% prohibited transactions tax is available, however, if the following requirements are met:

•	the REIT has held the property for not less than two years;

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the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•

either (1) during the taxable year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted tax bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate tax bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) the ratio of (i) the aggregate adjusted tax bases of property (other than sales of foreclosure property or sales to which Section 1033 of the Code applies) sold during the three taxable year period ending with the taxable year in question, divided by (ii) the sum of the aggregate adjusted tax bases of all of the assets of the REIT as of the beginning of each of the three taxable years which are part of such applicable three taxable year period, did not exceed 20%, or (5) the ratio of (i) the fair market value of property (other than sales of foreclosure property or sales to which Section 1033 of the Code applies) sold during the three taxable year period ending with the taxable year in question, divided by (ii) the sum of the fair market value of all of the assets of the REIT as of the beginning of each of the three taxable years which are part of such applicable three taxable year period, did not exceed 20%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•

if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may hold and dispose of certain properties through a taxable REIT subsidiary if we conclude that the sale or other disposition of such property may not fall within the safe-harbor provisions. The 100% prohibited transaction tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary although such gains will be taxed to the taxable REIT subsidiary at federal corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property, however, will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property, however, where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the U.S. Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a taxable REIT subsidiary.

Hedging Transactions. From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our or our subsidiaries’ assets or liabilities. Our or our subsidiaries’ hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our subsidiaries’ trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (3) transactions entered into to hedge the income or loss from prior hedging transactions with respect to which the property or indebtedness which was the subject of the prior hedging transaction was disposed of or extinguished. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that qualifies for purposes of either or both of the gross income tests.

Failure to Satisfy Gross Income Tests. We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may maintain our qualification as a REIT for that year if we are able to utilize certain relief provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet the applicable test is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS in accordance with the Treasury Regulations.

We cannot predict, however, whether any failure to meet these tests will enable us to utilize the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which we fail the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets, or the “75% asset test,” must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

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interests in real property, including leaseholds and options to acquire real property and leaseholds and personal property leased in connection with such real property, provided that the rent attributable to personal property is not greater than 15% of the total rent received under such lease;

•	interests in mortgage loans secured by real property;

•	stock or shares of beneficial interest in other REITs;

•	debt instruments of publicly-offered REITs; and

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our assets that are not qualifying assets for purposes of the 75% asset test described above, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the “5% asset test.”

Third, of our assets that are not qualifying assets for purposes of the 75% asset test described above, we may not own more than 10% of the voting power of any one issuer’s outstanding securities, or the “10% vote test,” or more than 10% of the value of any one issuer’s outstanding securities, or the “10% value test.”

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

Sixth, not more than 25% of the value of our total assets may consist of debt instruments of publicly-offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly-offered REITs as assets that qualify for the 75% test solely because such debt instruments were issued by a publicly-offered REIT.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in an entity taxed as a partnership for federal income tax purposes. The term “securities,” however, generally includes debt securities issued by an entity taxed as a partnership for federal income tax purposes or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by an entity taxed as a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. “Straight debt” securities include, however, debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment on a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related-party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

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Any debt instrument issued by an entity taxed as a partnership for federal income tax purposes in which we are an owner to the extent of our proportionate interest in the debt and equity securities of the entity.

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Any debt instrument issued by an entity taxed as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the entity’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of an entity taxed as a partnership for federal income tax purposes is our proportionate interest in any securities issued by such entity, without regard to the securities described in the preceding two bullet points above.

We believe that the assets that we hold satisfy the foregoing asset test requirements. We will not obtain, however, nor are we required to obtain under the federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities or the real estate collateral for any mortgage or mezzanine loans that we may originate or acquire. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

As noted above, we may invest opportunistically in loans secured by interests in real property. If the outstanding principal balance of a loan at the end of a calendar quarter exceeds the fair market value of the real property securing such loan as of the date we agreed to originate or acquire the loan, a portion of such loan likely will not constitute a qualifying real estate asset for purposes of the 75% asset test. Although the law on the matter is not entirely clear, it appears that the nonqualifying portion of such loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that serves as security for that loan.

Failure to Satisfy Asset Tests. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. Nevertheless, if we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not caused, in part or in whole, by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet point immediately above, we still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT status if (1) the failure is de minimis (i.e., up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of such asset tests other than a de minimis failure, as described in the preceding sentence, we will not lose our REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset causing the failure with the IRS, (3) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (4) we pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate (currently 21%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

Each taxable year, we must make distributions, other than capital gain dividend distributions and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding any net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November, or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the annual distribution requirement.

We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from prior years,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed.

We may elect to retain and pay federal income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirement and to minimize corporate income tax and avoid the 4% nondeductible excise tax.

In addition, if we were to recognize “built-in gain” on the disposition of any assets acquired from an entity treated as a C corporation for federal income tax purposes in a transaction in which our basis in the assets was determined by reference to such entity’s tax basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. “Built-in gain” is the excess of (1) the fair market value of the asset (measured at the time of acquisition) over (2) the basis of the asset (measured at the time of acquisition).

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain from an entity taxed as a partnership for federal income tax purposes in which we own an interest that is attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to make distributions to our stockholders that are sufficient to avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the annual distribution requirement. In such a situation, we may need to borrow funds or issue additional stock or, if possible, pay dividends consisting, in whole or in part, of our stock or debt securities.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based on the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to maintain our qualification as a REIT. To avoid paying monetary penalties, we must demand, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock, and we must maintain a list of those persons failing or refusing to comply with such demand as part of our records. A stockholder that fails or refuses to comply with such demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these recordkeeping requirements.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, as discussed above, there are relief provisions available under the Code for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we were to fail to maintain our qualification as a REIT in any taxable year, and no relief provisions were available, we would be subject to (i) federal income tax on our taxable income at federal corporate income tax rates and (ii) with respect to taxable years ended on or before December 31, 2017, any applicable federal alternative minimum tax. In calculating our taxable income for a year in which we failed to maintain our qualification as a REIT, we would not be able to deduct from our taxable income amounts distributed to our stockholders, and we would not be required under the Code to distribute any amounts to our stockholders for that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to our stockholders generally would be taxable to our stockholders as ordinary income. Subject to certain limitations of the federal income tax laws, our corporate stockholders may be eligible for the dividends received deduction, and stockholders taxed at individual rates may be eligible for a maximum federal income tax rate of 20% on such dividends. Unless we qualified for relief under the statutory relief provisions described in the preceding paragraph, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to maintain our qualification as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation in Connection with Holding Securities other than our Stock

We intend to describe in any prospectus supplement related to the offering of our debt securities, depositary shares or subscription rights, the material federal income tax considerations relating to the ownership and disposition of such securities, including, if applicable, (1) the taxation of any debt securities that will be sold with original issue discount or acquired with market discount or amortizable bond premium and (2) the tax treatment of sales, exchanges or retirements of our debt securities.

Taxation of Taxable U.S. Stockholders

For purposes of our discussion, the term “U.S. stockholder” means a holder of our common stock or preferred stock that, for federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement taxed as a partnership for federal income tax purposes (a “partnership”) holds our stock, the federal income tax treatment of an owner of the partnership generally will depend on the status of the owner and the activities of the partnership. If you are an owner of a partnership that may acquire our stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our stock by the partnership.

Distributions. As long as we qualify as a REIT, distributions made out of our current and accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gains will be treated as dividends to taxable U.S. stockholders. In determining the extent to which a distribution with respect to our stock constitutes a dividend for federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock and then to distributions with respect to our common stock. A corporate U.S. stockholder will not qualify for the dividends-received deduction, which generally is available to corporations, with respect to distributions received from us. Dividends paid to a U.S. stockholder generally will not qualify for the tax rates applicable to “qualified dividend income.” Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S.

stockholders that are taxed at individual rates. Because we generally are not subject to federal income tax on the portion of our REIT taxable income that we distribute to our stockholders, our dividends generally will not constitute qualified dividend income.

The highest marginal individual income tax rate on ordinary income currently is 37% (which rate will apply for taxable years ending on or before December 31, 2025). For taxable years ending on or before December 31, 2025, certain U.S. holders, including individuals, estates and certain trusts, generally may deduct an amount equal to 20% of the dividends received from a REIT, other than capital gain dividends and dividends treated as qualified dividend income. As a result of such 20% deduction, the maximum effective rate for such U.S. holders with respect to dividends paid by us, other than capital gain dividends and dividends treated as qualified dividend income, is 29.6% for taxable years ending on or before December 31, 2025.

The federal income tax rates applicable to qualified dividend income generally will apply, however, to our ordinary REIT dividends, if any, that are (1) attributable to qualified dividends received by us from non-REIT corporations, such as any taxable REIT subsidiaries, or (2) attributable to income recognized by us and on which we have paid federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced federal income tax rate on qualified dividend income under such circumstances, a U.S. stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

Any distribution we declare in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any of those months and is attributable to our current and accumulated earnings and profits for such year of declaration will be treated as paid by us and received by the U.S. stockholder on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year.

Distributions to a U.S. stockholder which we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. stockholder has held our stock. See “—Capital Gains and Losses” below. A corporate U.S. stockholder may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay federal corporate income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to our stockholders, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the federal corporate income tax we paid, however, the U.S. stockholder would increase its basis in our stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the federal corporate income tax we paid.

A U.S. stockholder will not incur federal income tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the U.S. stockholder’s adjusted basis in our stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in our stock, and any amount in excess of both its share of our current and accumulated earnings and profits and its adjusted basis will be treated as capital gain, long-term if the stock has been held for more than one year, provided the stock is a capital asset in the hands of the U.S. stockholder.

U.S. stockholders may not include in their individual federal income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us, subject to certain limitations, for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as, for example, losses from certain types of entities in which the U.S. stockholder is treated as a limited partner for federal income tax purposes, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that taxable year that constitute ordinary income, return of capital and capital gain.

Dispositions. A U.S. stockholder who is not a dealer in securities generally must treat any gain or loss realized on a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held such stock for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between (1) the sum of the fair market value of any property and the amount of cash received in such disposition and (2) the U.S. stockholder’s adjusted tax basis in such stock. A U.S. stockholder’s adjusted tax basis in our stock generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of undistributed net capital gains deemed distributed by us to the U.S. stockholder over the federal corporate income tax deemed paid by the U.S. stockholder on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss on a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes on a taxable disposition of shares of our stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition.

Capital Gains and Losses. The federal income tax rate differential between long-term capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum federal income tax rate on ordinary income applicable to U.S. stockholders that are taxed at individual rates currently is 37% (which rate will apply through our taxable year ending in 2025). For taxable years ending on or before December 31, 2025, certain U.S. holders, including individuals, estates and certain trusts, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income. As a result of such 20% deduction, the maximum effective rate for such U.S. holders with respect to dividends paid by us that are taxable as ordinary income is 29.6% for taxable years ending on or before December 31, 2025. The maximum federal income tax rate on long-term capital gain applicable to U.S. stockholders that are taxed at individual rates currently is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally will designate whether a distribution that we designate as capital gain dividends (and any retained capital gain that we are deemed to distribute) is attributable to the sale or exchange of “section 1250 property.” The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at federal corporate income tax rates, whether or not such gains are classified as long-term capital gains. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

Additional Medicare Tax. A taxable U.S. stockholder that is an individual, an estate or an enumerated trust and that has taxable income in excess of certain thresholds (which, for 2022, are $250,000 for married couples filing jointly, $125,000 for married couples filing separately, $200,000 for single filers and heads of household and $13,450 for estates and trusts) generally is subject to a 3.8% Medicare tax on dividends received from us and on gain from the sale of our stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts (“qualified trust”) and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income,” or UBTI. Amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. If a tax-exempt stockholder were to finance its acquisition of our stock with debt, however, a portion of the distribution that it received from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

Finally, in certain circumstances, a qualified trust that owns more than 10% of the value of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from unrelated trades or businesses, determined as if we were a qualified trust, divided by our total gross income for the year in which we pay the dividends. Such rule applies to a qualified trust holding more than 10% of the value of our stock only if:

•	we are classified as a “pension-held REIT”; and

•

the amount of gross income that we derive from unrelated trades or businesses for the year in which we pay the dividends, determined as if we were a qualified trust, is at least 5% of our total gross income for such year.

We will be classified as a “pension-held REIT” if:

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the qualified trust to be treated as holding our stock in proportion to their actuarial interests in the qualified trust; and

•	either:

•	one qualified trust owns more than 25% of the value of our stock; or

•	a group of qualified trusts, of which each qualified trust holds more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock.

As a result of limitations included in our charter on the transfer and ownership of our stock, we do not expect to be classified as a “pension-held REIT,” and, therefore, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because certain classes of our stock are publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

For purposes of our discussion, the term “non-U.S. stockholder” means a holder of our stock that is not a U.S. stockholder, an entity or arrangement taxed as a partnership for U.S. federal income tax purposes or a tax-exempt stockholder. Special rules may apply to non-U.S. stockholders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, U.S. expatriates and foreign persons eligible for benefits under an applicable income tax treaty with the United States.

We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on the acquisition, ownership and disposition of our stock, including any reporting requirements.

Distributions. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or a USRPI (discussed below), and that we do not designate as a capital gain dividend or retained long-term capital gain will recognize ordinary income to the extent that we pay such distribution out of our current and accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. A non-U.S. stockholder generally will be subject to federal income tax at graduated rates, however, on any distribution treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, in the same manner as U.S. stockholders are taxed on distributions. A corporate non-U.S. stockholder may, in addition, be subject to the 30% branch profits tax with respect to any such distribution. We plan to withhold federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder submits an IRS Form W-8BEN to us evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder submits an IRS Form W-8ECI to us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed such non-U.S. stockholder’s adjusted basis in our stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder’s adjusted basis in our stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in our stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our stock, as described below. See “—Dispositions” below. Under FIRPTA (discussed below), we may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than a distribution attributable to a sale of a USRPI), to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we maintain our qualification as a REIT, the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, may apply to our sale or exchange of a USRPI. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with the conduct of a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

If a class of our stock is regularly traded on an established securities market in the United States (any such class of our stock referred to as a “publicly traded class”), capital gain distributions to a non-U.S. stockholder in respect of stock of such publicly traded class that is attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as such non-U.S. stockholder did not own more than 10% of the outstanding stock of such publicly traded class at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders owning 10% or less of the outstanding stock of such publicly traded class generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on other distributions. In addition, distributions to certain non-U.S. publicly-traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the outstanding stock of a publicly traded class. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules. Except as described in the immediately preceding two sentences, if a non-U.S. stockholder owned more than 10% of the outstanding stock of a publicly traded class at any time during the one-year period preceding the distribution, capital gain distributions to such non-U.S. stockholder in respect of the stock of such publicly traded class that are attributable to our sale of USRPIs would be subject to tax under FIRPTA, as described above.

If a distribution is subject to FIRPTA, we must withhold a percentage of such distribution that we could designate as a capital gain dividend equal to the highest federal corporate income tax rate (currently 21%). A non-U.S. stockholder may receive a credit against its tax liability for the amount that we withhold. Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Dispositions. Non-U.S. stockholders may incur tax under FIRPTA with respect to gain realized on a disposition of our stock since our stock will constitute a USRPI unless one of the applicable exceptions, as described below, applies. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals.

Non-U.S. stockholders generally will not incur tax under FIRPTA with respect to gain on a sale of our stock, however, as long as, at all times during a specified testing period, we are domestically controlled, i.e., non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that we will be domestically controlled. In addition, even if we are not domestically controlled, a non-U.S. stockholder that owned, actually or constructively, 10% or less of the outstanding stock of a publicly traded class at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of such stock. In addition, dispositions of our stock by qualified shareholders are not subject to FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the outstanding stock of a publicly traded class. An actual or deemed disposition of our stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

A non-U.S. stockholder generally will incur tax on gain from a disposition of our stock not subject to FIRPTA if:

•

the gain is effectively connected with the conduct of the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-U.S. stockholder will incur a 30% tax on its capital gains.

Information Reporting Requirements, Backup Withholding and Certain Other Required Withholding

We will report to our stockholders and to the IRS the amount of distributions that we pay during each calendar year, and the amount of tax that we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (currently at a rate of 24% through our taxable year ending December 31, 2025) with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that such non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a “U.S. person” that is not an exempt recipient. Payments of the proceeds from a disposition or redemption of our stock that occurs outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of our stock by a non-U.S. stockholder made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

The Foreign Account Tax Compliance Act (“FATCA”) imposes a federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a federal withholding tax at a rate of 30% on dividends on our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA.

If withholding is required under FATCA on dividends on our stock, holders of our stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our stock.

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships.

The following discussion summarizes the material U.S. federal income tax considerations applicable to our investment in our Operating Partnership and any of our other subsidiaries that are treated as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as the “Partnerships.” The following discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We are required to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses but only if such Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners, as determined for federal income tax purposes, will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification, or the “check-the-box regulations;” and

•	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners for federal income tax purposes may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be taxed as a partnership for federal income tax purposes.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any Partnership does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such Partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for federal income tax purposes.

We have not requested, and do not intend to request, a ruling from the IRS that any of our direct or indirect subsidiaries is or will be classified as a partnership for federal income tax purposes. If, for any reason, a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we may not be able to maintain our qualification as a REIT, unless we qualify for certain statutory relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Annual Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to us, and we would be treated as a stockholder of such Partnership for federal income tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax. A Partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our distributive share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution that is less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

Partnership Allocations. Although an agreement among the owners of an entity taxed as a partnership for federal income tax purposes generally will determine the allocation of income and losses among the owners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the “partners’ interests in the partnership,” which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the owners with respect to such item.

Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to an entity taxed as a partnership for federal income tax purposes in exchange for an interest in such entity must be allocated for federal income tax purposes in a manner such that the contributing owner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at that time, referred to as a book-tax difference. A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing owner for book purposes, but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the owners. The Treasury Regulations require entities taxed as partnerships for federal income tax purposes to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outline several reasonable allocation methods.

The carryover tax basis of any properties actually contributed to our Operating Partnership or another Partnership in which we own an interest by an additional owner, under certain reasonable methods available to us, including the “traditional method,” (1) may cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, may cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding tax benefit to the contributing partners. An allocation described in clause (2) of the immediately preceding sentence may cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

Tax Basis in Partnership Interest. Our adjusted tax basis in any Partnership interest we own generally will be:

•	the amount of cash and the basis of any other property we contribute to the Partnership;

•	increased by our distributive share of the Partnership’s income (including tax-exempt income) and any increase in our allocable share of indebtedness of the Partnership; and

•

reduced, but not below zero, by our distributive share of the Partnership’s loss (including any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the Partnership.

Loss allocated to us in excess of our basis in a Partnership interest will not be taken into account for federal income tax purposes until we again have tax basis sufficient to absorb the loss. A reduction of our allocable share of indebtedness of the Partnership will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the Partnership interest. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property. Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any Partnership’s gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “—Gross Income Tests.” We presently do not intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or any Partnership’s, trade or business.

State and Local Taxes

We and you may be subject to taxation by various states and localities, including those in which we or a holder of our securities transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

PLAN OF DISTRIBUTION

Offering and Sale of Securities

Unless otherwise set forth in an accompanying prospectus supplement to this prospectus, we may sell the securities being offered hereby, from time to time, in one or more offerings, on a continuous or delayed basis, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	to or through dealers, brokers, placement agents or other agents;

•	to investors directly in negotiated sales or in competitively bid transactions; and

•	in “at-the-market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

One or more prospectus supplements will describe the terms of the offering of the respective securities, including:

•	the name or names of any underwriters, dealers, brokers, placement agents or other agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale;

•	at negotiated prices; or

•	at prices determined by an auction process.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	the number and terms of the securities to which such prospectus relates;

•	the name or names of any underwriters, dealers, brokers, placement agents or other agents with whom we have entered into arrangements with respect to the sale of such securities;

•	whether any dealer is to act in the capacity of sub-underwriter and is to be allowed or paid any additional discounts or commissions for acting in such capacity;

•	the rules and procedures for any auction or bidding process, if used;

•	any delayed delivery arrangements;

•	the public offering or purchase price of such securities and the net proceeds we will receive from such sale; and

•	any other applicable terms of the offering.

If we do not name a firm in the prospectus supplement, the firm may not directly or indirectly participate in any underwriting of those securities, although it may participate in the distribution of securities under circumstances entitling it to a dealer’s allowance or agent’s commission. We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment).

Sales Through Underwriters

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. The underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act, and such transactions may be discontinued at any time by the underwriters. We may use underwriters who may engage in transactions with and perform services for us or our affiliates in the ordinary course of business. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

Sales Through Agents

We may sell securities directly or through agents that we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions that we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the accompanying prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified, and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them. If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may solicit offers to purchase securities directly from the public from time to time. We may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions that we must pay for solicitation of these contracts in the prospectus supplement.

General Information

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating underwriter, broker, dealer, placement agent or other agent;

•	the number and type of securities involved;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable;

•	a description of any indemnification rights to which underwriters, brokers, dealers, placement agents or other agents are entitled; and

•	other facts material to the transaction.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Our common stock trades on Nasdaq under the symbol “GOOD.” Our Series E Preferred Stock and Series G Preferred Stock trade on Nasdaq under the symbols “GOODN” and “GOODO,” respectively. Our senior common stock and our Series F Preferred Stock are not listed or traded on any exchange or automated quotation system. All securities that we offer, other than our Listed Common Stock and other than securities issued upon a reopening of a previous series, such as our outstanding series of Preferred Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities sold by us.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during the business day prior to the pricing of the offering and before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Some of the underwriters, dealers and agents and their affiliates may engage in transactions with or perform services for us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and in the future may receive, customary fees.

LEGAL MATTERS

Certain federal income tax matters will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain matters of Maryland law, including the validity of the securities to be offered by means of this prospectus, will be passed upon for us by Venable LLP, Baltimore, Maryland. Additional legal matters may be passed upon for us or any underwriters, brokers, dealers, placement agents or other agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Controls over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. We also make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as well as our definitive proxy statement and Section 16 reports on Forms 3, 4 and 5. Our website address is www.GladstoneCommercial.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, except as described below, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

This prospectus comprises only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and, therefore, omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We previously filed the following documents with the SEC, and such filings are incorporated by reference into this prospectus.

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed February  15, 2022 (including portions of our Definitive Proxy Statement for the 2022 Annual Meeting of Stockholders incorporated therein by reference);

•

Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022, filed May 4, 2022, the fiscal quarter ended June  30, 2022, filed August 1, 2022 and the fiscal quarter ended September  30, 2022, filed November 7, 2022;

•	Current Reports on Form 8-K, filed January 10, 2022; January 13, 2022; February 22, 2022; May 5, 2022; August 19, 2022; and October 12, 2022;

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed August 12, 2003, as updated through subsequently filed reports;

•	The description of our Series E Preferred Stock contained in our Registration Statement on Form 8-A, filed October 1, 2019, as updated through subsequently filed reports; and

•	The description of our Series G Preferred Stock contained in our Registration Statement on Form 8-A, filed June 24, 2021, as updated through subsequently filed reports.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of the initial filing of the registration statement of which this prospectus is a part effective upon filing until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling Investor Relations at the following address and telephone number:

Investor Relations

Gladstone Commercial Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

(703) 287-5893

Maximum of 19,329,859 Shares in Primary Offering

Maximum of 5,975,410 Shares Pursuant to Dividend Reinvestment Plan

6.00% Series F Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

Gladstone Securities, LLC

February 9, 2023